Exhibit 10.1
AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES REIT EL SEGUNDO LP,
a Delaware limited partnership
and
HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership
as Sellers

AND

GI TC ONE WILSHIRE, LLC,
a Delaware limited liability company

as Purchaser

pertaining to

624 S. Grand Avenue (Los Angeles, California)
2200, 2222 and 2230 East Imperial Highway (El Segundo, California)
EXECUTED EFFECTIVE AS OF

May 14, 2013

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AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of May 14, 2013 (the “Effective Date”), by and between HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Hines REIT One Wilshire”), and HINES REIT EL SEGUNDO LP, a Delaware limited partnership (each a “Seller”, and collectively “Sellers”), and GI TC ONE WILSHIRE, LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Additional Deposit” has the meaning ascribed to such term in Section 4.1.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Sellers, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Sellers, the Real Property, the Improvements, or any portion thereof.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or Los Angeles, California. In the event that any date or any period provided for in this Agreement shall end on a

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day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Properties contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be the later to occur of (i) June 24, 2013 and (ii) the date three (3) Business Days after the date of the exercise or waiver of the Raytheon Right of Refusal (but in no event later than September 30, 2013), which date may be extended by Sellers in their sole discretion to a date no later than September 30, 2013, in accordance with Section 10.1, or such earlier or later date to which Purchaser and Sellers may hereafter agree in writing.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.2, 4.8, 4.10, 5.2 (b), 5.2(d), 5.3, 5.5, 5.6, 8.1, 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 13.3, 15.1, 16.1, 17.2, 17.14, 17.15 and 17.16 and, subject to the limitations set forth in Section 16.1, Claims resulting from Sellers breach of the covenants set forth in Section 7.1 occurring prior to Closing.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.10.
“CoreSite Estoppel” has the meaning ascribed to such term in Section 7.2(e).
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 11:00 a.m. Pacific Time on the Business Day that is immediately prior to the Closing Date.

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“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“El Segundo Property” means the Property located at 2200, 2222, and 2230 East Imperial Highway, El Segundo, California.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code § 25249.5 et seq.), the California Toxic Mold Protection Act (California Health and Safety Code § 26100 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.) the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), and any and all other comparable state and local equivalents, and any and all other comparable state and local equivalents.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Sellers or Sellers’ use and operation of the Real Property or the Improvements or any portion thereof.

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“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Hines REIT Assignment” has the meaning ascribed to such term in Section 10.3.
“Hine REIT One Wilshire” has the meaning ascribed to such term in the preamble to this Agreement.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by a Seller and located on a Real Property.
“Initial Deposit” has the meaning ascribed to such term in Section 4.1.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained) (i) all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by a Seller or which a Seller has a right to utilize in connection with the operation of its Real Property and Improvements thereon (other than the names or variations thereof of Sellers, its Affiliates, the property manager and Tenants), including, without limitation, the name “One Wilshire”, (ii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Real Property or Improvements thereon, and (iii) books, records, plans and specifications and other similar documents (if any) applicable to the Real Property or Improvements thereon.
“Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of a Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property owned by such Seller and the Improvements thereon, together with all renewals and modifications thereof.

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“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Natural Hazard Expert” has the meaning ascribed to such term in Section 5.6(e).
“Natural Hazard Matters” has the meaning ascribed to such term in Section 5.6(e).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the Official Records of the County Recorder of Los Angeles County, State of California.
“One Wilshire Property” means the Property located at 624 S. Grand Avenue, Los Angeles, California, and commonly known as One Wilshire.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means, as to each Seller, all of such Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in or used exclusively in connection with the ownership or operation of the Improvements owned by such Seller, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements owned by such Seller, and (ii) any items of personal property owned by third parties and leased to such Seller.
“Properties” has the meaning ascribed to such term in Section 2.1.
“Property” has the meaning ascribed to such term in Section 2.1.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.

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“Purchaser’s Representatives” shall mean Alexander Fraser, Michael Wong and Todd Blanding.
“Raytheon” has the meaning ascribed to such term in Section 10.8(f).
“Raytheon Deed of Trust” has the meaning ascribed to such term in Section 10.8(f).
“Raytheon Estoppel” has the meaning ascribed to such term in Section 7.2(d).
“Raytheon Lender Provisions” has the meaning ascribed to such term in Section 7.2(d).
“Raytheon Reconveyance Documents” has the meaning ascribed to such term in Section 10.8(f).
“Raytheon Right of Refusal” means the right of refusal to purchase the El Segundo Property contained in the Raytheon Tenant Lease.
“Raytheon ROFR Agreement” has the meaning ascribed to such term in Section 10.8(f).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“Real Property” means each of the following, and “Real Properties” means both of the following: (a) those certain parcels of or interests in the real property located at 624 S. Grand Avenue, Los Angeles, California, as more particularly described on Exhibit A-1 attached hereto, and (b) those certain parcels of or interests in the real property located at 2200, 2222 and 2230 East Imperial Highway, El Segundo, California, as more particularly described in Exhibit A-2 attached hereto, together with all of each Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to each Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Rent Roll” has the meaning ascribed to such term in Section 5.2(a).
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Seller” and “Sellers” has the meaning ascribed to such term in the opening paragraph of this Agreement.

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“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Service Contracts” means, as to each Seller, all of such Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by such Seller and under which such Seller is currently paying for services rendered in connection with such Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements and any supplements, amendments or modifications to any new or existing such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Service Provider” means Hines REIT One Wilshire Services, Inc., a Delaware corporation.
“Service Provider Agreements” means the following collectively: (i) that certain Lease dated August 1, 2007 by and between Hines REIT One Wilshire and Service Provider related to Suites 400, 410, 420, 450, 460, 470 and 480 of the One Wilshire Property, (ii) that certain Lease dated August 1, 2007 by and between Service Provider and CRG West One Wilshire, L.L.C. (“CoreSite”) related to Suites 400, 410, 420, 450, 460, 470 and 480 of the One Wilshire Property, (iii) that certain Services Agreement dated August 1, 2007 by and between Hines REIT One Wilshire and Service Provider related to the One Wilshire Property, and (iv) that certain Service Provider Agreement dated August 1, 2007 by and between Service Provider and CoreSite related to the One Wilshire Property, as amended by First Amendment to Service Provider Agreement dated October 1, 2008 by and between Service Provider and CoreSite.
“Service Provider Assignment” has the meaning ascribed to such term in Section 10.3.
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to a Property or a portion thereof (i) in the case of the One Wilshire Property, requiring repair costs (or resulting in a loss of value) in excess of an amount equal to ten million dollars ($10,000,000), (ii) in the case of the El Segundo Property, requiring repair costs (or resulting in a loss of value) in excess of an amount equal to five million dollars ($5,000,000), (iii) in the case of either Property, which would allow Tenant(s) of such Property paying one million dollars ($1,000,000) or more in gross rent per year, in the aggregate, to terminate their Tenant Lease(s), or (iv) in the case of the One Wilshire Property, which would impair the ability to provide uninterrupted and redundant power and cooling to the Tenants of One Wilshire for more than ninety (90) days.
“Survey” has the meaning ascribed to such term in Section 6.1.

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“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to a Seller, as landlord, or any other person on such Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements, including any agreement related to leasing or license of conduit to the Tenants (and any and all written renewals, amendments, modifications and supplements thereto) and guaranties thereof entered into on or prior to the Effective Date as identified on Exhibit F attached hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date and prior to the Closing Date and guaranties thereof, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date and prior to the Closing Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 5.2, 5.3, 5.5, 5.6, 7.3, 11.1, 12.1, 13.3, 14.1, 15.1, Article XIII and Article XVII.
“Title Company” means First American Title Company, at its offices located at 777 South Figueroa Street, 4th Floor, Los Angeles, California 90017, Attn: Maurice Neri, Telephone No.: (213) 271-1737, Facsimile No.: (714) 361-3603, Email: mneri@firstam.com.
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Sellers’ Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Ken Jett (Fund Asset Manager), Sellers’ asset manager for the Property, and Jim Bonham (Project Asset Manager), as project asset manager for the Property, Kevin McInerny (as to the One Wilshire Property only), and Joseph Tupy (as to the El Segundo Property only), without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Sellers’ knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for

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any of such Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals). Sellers represent and warrant that the Sellers’ representatives named herein are the persons within each Seller’s organization responsible for the management and operation of the Property and the persons most likely to have knowledge of material matters affecting the Property.
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Agreement. Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Sellers, on the Closing Date, all of each Seller’s right, title, and interest in and to the Real Property owned by such Seller, together with each of the following attributable to each such Real Property: (a) the Improvements; (b) the Personal Property; (c) the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases and Section 10.3(f), the Tenant Deposits (if any); (d) the Service Contracts in effect on the Closing Date, (e) the Licenses and Permits, in each case to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained; (f) the Intangible Personal Property, and (g) the interests of Hines REIT One Wilshire and Service Provider under the Service Provider Agreements (as to each Real Property, collectively a “Property”, and all of the foregoing, collectively, the “Properties”).
Section 2.2    Indivisible Economic Package. Subject to Section 2.3 and Article IX, Purchaser has no right to purchase, and Sellers have no obligation to sell, less than all of the Properties, it being the express agreement and understanding of Purchaser and Sellers that, as a material inducement to Sellers and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Sellers have agreed to sell, all of the Properties, subject to and in accordance with the terms and conditions hereof.
Section 2.3    Raytheon Right of Refusal. The sale of the El Segundo Property is subject to the Raytheon Right of Refusal. The Raytheon Right of Refusal requires Seller, prior to being able to sell the El Segundo Property to Purchaser, to offer to sell the El Segundo Property to the beneficiary of the Raytheon Right of Refusal on the same terms and conditions contained in this Agreement, to provide to such beneficiary copies of the offer to purchase the El Segundo Property, and to allow such beneficiary forty-five (45) days in which to exercise such Raytheon Right of Refusal. If the Raytheon Right of Refusal is waived (or deemed waived by failure to respond) by the beneficiary of the Raytheon Right of Refusal, then Purchaser shall be obligated to purchase, and Sellers shall be obligated to sell, both Properties in accordance with the terms and conditions

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of this Agreement. If the beneficiary properly exercises the Raytheon Right of Refusal, then (i) this Agreement shall be deemed automatically modified to delete the El Segundo Property and to apply only to the owner of the One Wilshire Property and to the One Wilshire Property, (ii) the Purchase Price shall be modified to be the portion of the Purchase Price allocated only to the One Wilshire Property, and (iii) Hines REIT El Segundo LP shall have no further obligations or liabilities under this Agreement.
ARTICLE III
CONSIDERATION
Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) will be $550,000,000.00 in lawful currency of the United States of America, payable as provided in Section 3.3. The Purchase Price shall be allocated $112,500,000.00 to the El Segundo Property and $437,500,000.00 to the One Wilshire Property.
Section 3.2    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, Purchaser assumes and agrees to perform or pay, as applicable, (i) all of the covenants and obligations of Sellers or Sellers’ predecessor in title in the Tenant Leases, Service Contracts and Licenses and Permits assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, (ii) all of the covenants and obligations of Sellers under the Tenant Leases, Service Contracts and the Licenses and Permits assigned to Purchaser and relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date (provided, this clause (ii) shall not limit Sellers’ representations, warranties and covenants expressly set forth in this Agreement, as limited by Section 16.1 of this Agreement), (iii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e) below, and (iv) all of the covenants and obligations of Sellers or Sellers’ predecessor in title in (and Service Provider and Service Provider’s predecessor in title in) the Service Provider Agreements which are to be performed on or subsequent to the Closing Date.
Section 3.3    Method of Payment of Purchase Price. No later than 10:00 a.m. Pacific time on the Closing Date, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 11:00 a.m. Pacific time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Sellers by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Sellers, the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Sellers will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Sellers, all costs and amounts to be paid by Sellers at Closing pursuant to the terms of this Agreement.

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ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1    Earnest Money Deposit. Within one (1) Business Day after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of $25,000,000 (the “Initial Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Initial Deposit within the time period described above, this Agreement shall automatically terminate. Purchaser shall also deposit with the Title Company in immediately available federal funds the additional sum of $10,000,000 on or before May 20, 2013 (the “Additional Deposit”). In the event Purchaser fails to timely deposit the Additional Deposit, this Agreement shall automatically terminate, and Sellers shall be entitled to retain the Initial Deposit. The Initial Deposit and the Additional Deposit, if made (plus all interest earned thereon) shall be the “Earnest Money Deposit” for purposes of this Agreement. If Closing occurs, the Earnest Money Deposit shall be applied to the payment of the Purchase Price at Closing.
Section 4.2    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Sellers One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Sellers’ execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Sellers shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Sellers hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Sellers’ execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Sellers and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Sellers hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4    Documents Deposited into Escrow. On or before the Deposit Time (except as to item (a) which shall be delivered in accordance with Section 3.3), (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title

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Company the documents described in Section 10.2, and (c) Sellers will deliver in escrow to the Title Company the documents described in Section 10.3.
Section 4.5    Close of Escrow. When Purchaser and Sellers have delivered the documents required by Section 4.4, the Title Company will:
(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Sellers) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse to Sellers, by wire transfer to Sellers of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Sellers, all sums to be received by Sellers from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)    Deliver the Deeds to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deeds for delivery to Purchaser and to Sellers following recording;
(e)    Issue to Purchaser the Title Policy (or Policies) required by Section 6.3 of this Agreement;
(f)    Deliver to Sellers, in addition to Sellers’ Closing proceeds, all documents deposited with the Title Company for delivery to Sellers at the Closing; and
(g)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.6    Termination Notices. If at any time, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within five (5) Business Days after receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing five (5) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following the Title Company’s receipt of said certificate, the Title

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Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
Section 4.7    Conflicting Demands on Title Company. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Sellers expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Sellers to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Sellers in each instance.
Section 4.9    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Sellers, Purchaser and Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Sellers as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Sellers are entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Sellers and Purchaser each hereby agree:

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(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Sellers and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibits A-1 and A-2.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    From the Effective Date until Closing, Purchaser and its agents, representatives, contractors and consultants shall inspect and investigate the Properties and shall conduct such tests, evaluations and assessments of the Properties as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Properties and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Sellers will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon each Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Properties and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Sellers and Sellers shall have the right to participate in any such communications. Purchaser will provide to Sellers written notice of the intention of Purchaser or the other Licensee Parties to enter each Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Sellers’ option, Sellers may be present for any such entry, inspection and communication with any Tenants and service providers. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State of California carrying the insurance required under Section 5.3 below; provided, however, that no physical or invasive testing or

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sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon each Real Property without Sellers’ specific prior written consent, which consent may be withheld, delayed or conditioned in Sellers’ sole and absolute discretion; and provided, further, that prior to giving any such approval, Sellers shall be provided with a written sampling plan in reasonable detail in order to allow Sellers a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long such communications can be conducted without disclosing that a sale of the Properties is contemplated); provided, however, Purchaser, except with respect to routine requests for information, shall provide Sellers at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Sellers shall have the right to participate in any such communications.
Section 5.2    Document Review.
(a)    Sellers have made available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of each Property’s manager, the following, to the extent in Sellers’ possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Properties issued on behalf of Sellers; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Sellers’ most currently available rent roll (the “Rent Roll”); (iv) operating statements and rent rolls for calendar years 2010, 2011, and 2012; (v) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (vi) a current inventory of the Personal Property; and (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Properties (collectively, the “Documents”). Purchaser acknowledges that it has received copies of all the Tenant Leases listed on Exhibit F, and the Service Contracts listed on Exhibit B, including the commission agreements listed on Exhibit D. Subject to the limitations set forth in the next sentence and Section 5.2(b), Sellers shall reasonably cooperate with Purchaser to provide additional documents or information regarding the Properties reasonably requested by Purchaser’s prospective lenders. “Documents” shall not include (and Sellers shall have no obligation to provide written materials requested by Purchaser or its lender that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Sellers are contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Properties for sale to prospective purchasers, including any separate agreements with Broker; (4) any internal memoranda, reports or assessments of Sellers or Sellers’ Affiliates to the extent relating to Sellers’ valuation of the Properties (5) any appraisals of the Properties, whether prepared internally by

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Sellers or Sellers’ Affiliates or externally; or (6) any materials projecting or relating to the future performance of the Properties.
(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Properties. Prior to Closing, Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, lenders or investors and Title Company personnel (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Properties. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Sellers and the Tenants or prospective tenants are proprietary and confidential in nature. Prior to Closing, Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Section 12.1. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Sellers have not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Sellers and any such claims are expressly rejected by Sellers and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Nothing contained in this Section 5.2(b) will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Section 5.2(b) in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Section 5.2(b), and/or take any other action mutually agreed upon by the parties and disclosure of information by Purchaser shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge from sources other than Purchaser or its agents, employees, contractors, consultants or attorneys.
(c)    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Sellers with a certified notice of the completion of such destruction.

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(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Sellers’ ownership of the Properties. Purchaser hereby acknowledges that, except as expressly provided in Sections 8.1 and 11.1, Sellers have not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Sellers, Sellers’ Affiliates or any other person or entity). Sellers have not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and are providing the Documents solely as an accommodation to Purchaser.
(e)    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2; however, this Section 5.2 shall not survive and be binding upon Purchaser following the Closing except that after Closing, Purchaser shall be required to continue to keep Seller’s and its property manager’s proprietary operations manuals confidential in accordance with this Section 5.2.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Properties and communicating with any Tenants, Purchaser and the other Licensee Parties will take all reasonable steps necessary to not: disturb the Tenants or interfere with their use of the Properties pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Properties; damage any part of the Properties or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Sellers or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Properties by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or prior to Closing, reveal or disclose any information obtained concerning the Properties and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, except in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Properties to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) and on terms reasonably satisfactory to Sellers covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Properties, and deliver to Sellers a certificate of insurance verifying such coverage and Sellers and their property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Properties; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Properties; and (iii) promptly restore the Properties to their condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests.
(b)    Purchaser hereby indemnifies, defends and holds Sellers and their members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating

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to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Properties or any violation of the provisions of this Section 5.3; except to the extent arising due to the negligence or willful misconduct of Sellers or Sellers’ Affiliates, or their respective members, partners, agents, officers, directors, employees, successors, assigns; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising by virtue of the mere discovery of any pre-existing condition at the Properties by or in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.
(c)    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
Section 5.4    Property Lease Approval Period. Between the Effective Date and the Closing Date, Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”); provided Purchaser has approved the Property and all Due Diligence Items and hereby waives any right to terminate this Agreement as a result of any such review and investigation.
Section 5.5    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLERS AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLERS AND PURCHASER, AND PURCHASER HAS CONDUCTED ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTIONS 8.1 AND 11.1 HEREOF (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT), PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLERS OR ANY OF SELLERS’ AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLERS SPECIFICALLY DISCLAIM, AND NEITHER SELLERS NOR ANY OF SELLERS’ AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTIONS 8.1 AND 11.1 HEREOF, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLERS OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTIES, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY

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PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTIES OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLERS AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTIONS 8.1 AND 11.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTIES WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that, except as set forth in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Properties. Purchaser has conducted such inspections, investigations and other independent examinations of the Properties and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Sellers (excluding the limited specific matters represented by Sellers in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Sellers. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, Sellers will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, except for the limited specific matters represented by Sellers in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Properties. Except the limited specific matters represented by Sellers in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, Purchaser acknowledges and agrees that upon Closing, Sellers will sell and convey to Purchaser, and Purchaser will accept the Properties, “AS IS, WHERE IS,” with all faults. Except the limited specific matters represented by Sellers in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Properties, by Sellers, an Affiliate of Sellers, any agent of Sellers or any third party. Sellers are not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Properties furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Except for the limited specific matters represented by Sellers in Sections 8.1 and 11.1, as limited by Section 16.1 of this Agreement, Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Properties. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth

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herein are an integral part of this Agreement, and that Sellers would not have agreed to sell the Properties to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.
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Purchaser Initials
Section 5.1    Purchaser’s Release of Sellers.
(c)    Sellers Released From Liability. Effective as of the Closing, Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Sellers and Sellers’ Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Properties or their condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Properties under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Sellers, including, without limitation, any disclosures as to the Properties’ locations within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Properties, their financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Properties, or their suitability for any purpose. Without limiting the foregoing, Purchaser specifically releases Sellers and the other Seller Released Parties from any claims Purchaser may have against Sellers and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Properties or the presence of Hazardous Substances or contamination on or emanating from the Properties, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
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Purchaser Initials
(d)    Purchaser’s Waiver of Objections. Subject to the express representations, warranties and covenants of Sellers set forth in Section 8.1 of this Agreement, as limited by Section 16.1 of this Agreement, Purchaser acknowledges that it has (or shall have prior to Closing) inspected the Properties, observed their physical characteristics and existing conditions and had

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the opportunity to conduct such investigations and studies on and off said Properties and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Properties are or may be subject, including any rights of contribution or indemnity) against Sellers, their Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Properties or related to prior uses of the Properties.
(e)    Purchaser Assumes Risks of Change in Laws. Subject to the express representations, warranties and covenants of Sellers set forth in Section 8.1 of this Agreement, as limited by Section 16.1 of this Agreement, Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Properties, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
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Purchaser Initials
(f)    California Specific Waiver Provision. In connection with Sections 5.6(a) - (c), Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION 5.6. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 5.6.
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Purchaser Initials
(g)    Purchaser and Sellers further acknowledge that Sellers may be required to disclose if the Properties lie within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the "Natural Hazard Matters"). Purchaser and Sellers hereby

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instruct Title Company, or an affiliate thereof (who, in such capacity, is herein called the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Sellers to fulfill their disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Purchaser and Sellers in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Sellers from their disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Sellers for errors or omissions not within their personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser agrees to provide Sellers with a written acknowledgment of its receipt of the Natural Hazard Disclosure Statement.
(h)    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
(a)    Limitations. Nothing set forth in Sections 5.5 and 5.6 above shall release Sellers (i) to the extent of any fraud perpetrated by Sellers or their Affiliates (or their respective officers, directors, members, agents, representatives or employees), or (ii) from any obligation of Sellers which expressly survives the Closing or termination of this Agreement, subject to any limitations set forth in Section 16.1 hereof.
ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1    Survey. Prior to the execution and delivery of this Agreement, Sellers have, at Sellers’ cost, delivered to Purchaser a copy of that certain survey of each Real Property, dated November 12, 2012 (for the One Wilshire Property), and dated July 31, 2012 (for the El Segundo Property) (collectively, the “Survey”).
Section 6.2    Title and Survey Review.
(a)    Prior to the execution and delivery hereof, Purchaser has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the One Wilshire Property dated with an effective date of April 3, 2013 and for the El Segundo Property dated with an effective date of April 1, 2013 (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser has unconditionally approved of the condition of title to the Properties and the Survey, and anything that would be shown on an updated or new Survey, subject to Sellers’ obligations set forth in Section 6.2(c) below. Except as expressly provided in Section 6.2(c), Sellers shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections.

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(b)    Purchaser may, at or prior to Closing, notify Sellers in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the Effective Date and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to the Effective Date, and (iii) not disclosed in writing by Sellers to Purchaser and the Title Company prior to the Effective Date (“New Exceptions”); provided that Purchaser must notify Sellers of any objection to any such New Exception prior to the date which is two (2) Business Days after such New Exception is disclosed to Purchaser in writing (and, if necessary, Purchaser may extend the Closing Date to provide for such two (2) Business Day period). If Purchaser fails to deliver to Sellers a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Sellers will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Sellers may extend the Closing Date to provide for such two (2) Business Day period and for two (2) Business Days following such period for Purchaser’s response), within which time Sellers may, but are under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same in form reasonably acceptable to Purchaser at or prior to Closing. If, within the two (2) Business Day period, Sellers do not remove or otherwise obtain such affirmative insurance over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a written notice to Sellers and Title Company no later than two (2) Business Days following expiration of the two (2) Business Day cure period (and, if necessary, Purchaser may extend the Closing Date to provide for such two (2) Business Day period), in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Sellers have removed or otherwise affirmatively insured over in form reasonably acceptable to Purchaser, or committed to do the same as set forth above) will be included as Permitted Exceptions.
(c)    Notwithstanding any provision of this Section 6.2 to the contrary, each Seller agrees to cause the removal of (a) all mortgages, deeds of trust or other security instruments encumbering all or any portion of its Property, subject to Section 10.8(f) hereof as to the Raytheon Deed of Trust; (b) all mechanics’ or materialmen’s liens encumbering all or any portion of its Property arising from work contracted for by such Seller; (c) judgment liens payable by such Seller; (d) tax liens against such Seller for delinquent taxes (other than the lien of property taxes not yet due and payable); and (e) any other monetary liens granted by such Seller encumbering such Seller’s Property.
Section 6.3    Title Insurance. At the Closing, and as a condition thereto, the Title Company shall issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) for each Real Property with liability in the amount of the Purchase Price allocated to such Property, showing title to such Real Property vested in the Purchaser, subject only to (i) the pre-printed standard exceptions in such Title Policy, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases applicable to such Real Property, (iv) any taxes and assessments for the year of Closing and for any other year if not yet due and payable as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant under the Tenant Leases (provided, that,

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any such liens which in the aggregate exceed $150,000 shall constitute New Exceptions for purposes of Section 6.2(b) above), (vi) all matters shown on the Survey, or any updates thereto, and (vii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, then the Title Policy to be issued as of the Closing shall be a standard ALTA Owner's Policy of Title Insurance which shall include, among other things, a general survey exception.
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1    Interim Operating Covenants. Each Seller covenants to Purchaser, severally, but not jointly, that as to the Property owned by such Seller, it will:
(d)    Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements owned by it in the ordinary course of such Seller’s business and substantially in accordance with such Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement.
(e)    Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to such Seller’s insurance policies covering the Improvements as of the Effective Date.
(f)    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
(g)    Leases. From the Effective Date until Closing, not enter into any new lease, license, occupancy agreement or similar agreement or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, or consent to any sublease, sublicense or similar agreement, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which either Seller, as landlord, is required to honor pursuant to any Tenant Lease. Sellers shall not accept any rent from any tenant under any Tenant Lease (or any new tenant under any new Tenant Lease to which Purchaser has consented) for more than one (1) month in advance of the payment date provided for in such Tenant Lease without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).
(h)    Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any property management agreement, service agreement, maintenance contract, equipment lease agreement or other contract for the provision of services, materials or supplies other than in the ordinary course of business, unless such contract or agreement is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents

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thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned (unless such contract or agreement cannot be terminated on thirty (30) days (or less) prior notice without payment of penalty, in which case, Purchase may withhold its consent in Purchaser’s sole and absolute discretion). From the Effective Date until Closing, Sellers shall not enter into any construction contract for capital repairs or replacements without Purchaser’s consent, which consent shall not be unreasonably withheld if Purchaser is receiving an appropriate credit at Closing for such capital repairs and replacements in accordance with Section 10.4(f). Sellers shall, at Sellers’ sole cost and expense, cause all property management agreements applicable to the Properties (other than any new property management agreements entered into between Seller’s property manager Affiliate and Purchaser or its Affiliates) to be terminated as of the Closing.
(i)    Notices. To the extent received by a Seller, from the Effective Date until Closing, (i) promptly deliver to Purchaser copies of written default notices, notices of lawsuits, notices of violations or other material notices affecting the Property owned by it and (ii) promptly notify Purchaser of any event or circumstance of which such Seller has knowledge subsequent to the Effective Date which (a) materially, adversely affects such Seller’s Property or any portion thereof or the use or operation of such Seller’s Property or any portion thereof, or (b) makes any representation or warranty of such Seller to Purchaser under this Agreement untrue or misleading in any material respect.
(j)    Encumbrances. Without Purchaser’s prior approval in its sole discretion, each Seller shall not voluntarily subject its Property to any additional liens, encumbrances, covenants or easements, subject to the Seller that owns the El Segundo Property complying with the Raytheon Right of Refusal.
(k)    Comply with Governmental Regulations. From the Effective Date until Closing, not knowingly take any action that a Seller knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to its Property, it being understood and agreed that prior to Closing, each Seller will have the right to contest any such Governmental Regulations.
(l)    Exclusivity; Lease Negotiations. From the Effective Date until Closing (or earlier termination of this Agreement), (i) remove such Seller’s Property from the market and cease and refrain from any and all negotiations with any other prospective purchasers of such Property and (ii) advise Purchaser of any negotiations with current or potential tenants at the Properties; provided, however, that this Section 7.1(i) shall not limit the ability of the Seller of the El Segundo Property to offer the El Segundo Property to third parties pursuant to such Seller’s obligations under the Raytheon Right of Refusal.
(m)    Litigation. Not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Properties without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).

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(n)    Prudential Financing Statements. Cause Prudential Life Insurance Company to terminate all financing statements filed against Hines REIT One Wilshire LP (the “Prudential Financing Statements”) to be terminated on or before the Closing.
(o)    Cooperation. Deliver subordination, non-disturbance and attornment agreements and other agreements requested by Purchaser’s lenders to the Tenants and follow up with Tenants regarding the execution and delivery thereof (provided that obtaining any such subordination, non-disturbance or attornment agreements or other agreements shall in no event be a condition to Closing). Nothing set forth in this Agreement shall create (or be deemed to create) a condition to Closing that Purchaser have obtained financing for the acquisition of the Properties prior to or at Closing.
Whenever in this Section 7.1 a Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within five (5) Business Days after receipt of such Seller’s request therefor, notify such Seller of its approval or disapproval of same and, if Purchaser fails to notify such Seller of its approval within said five (5) Business Day period, Purchaser shall be deemed to have approved same. The covenants set forth in this Section 7.1 shall not survive the Closing, but any claims against Sellers for any breach by Sellers of the covenants set forth in this Section 7.1 occurring prior to the Closing shall survive the Closing (subject to the limitations set forth in Section 16.1 below).
Section 7.2    Tenant Lease Estoppels and Reconveyances.
(a)    It will be a condition to Closing that Sellers obtain and deliver to Purchaser executed Acceptable Estoppel Certificates (as defined below), (i) as to both the One Wilshire Property and the El Segundo Property, from each of the major tenants listed on Exhibit C-1 (“Major Tenants”), subject to (A) Section 7.2(d) for the Raytheon Estoppel (as defined below), and (B) 7.2(e) for the CoreSite Estoppel (as defined below), (ii) as to the One Wilshire Property, from such other Tenants leasing space at the Improvements that are a part of the One Wilshire Property, which when added to the Major Tenants of the One Wilshire Property aggregates at least seventy-five percent (75%) of the rentable square footage leased at the Improvements that are a part of the One Wilshire Property (not including Central Parking System, Inc.), and (iii) as to the One Wilshire Property, from Central Parking System, Inc. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C- 2, subject to Section 7.2(d) for the Raytheon Estoppel and Section 7.2(e) for the CoreSite Estoppel, which shall not contain any material modifications or inconsistencies with respect to the Rent Roll and the Tenant Leases and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser prior to the Effective Date; provided that an estoppel certificate executed by a Tenant in the form prescribed by its Tenant Lease (including as to the Raytheon Estoppel and the CoreSite Estoppel) shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2(a). Seller shall use good faith efforts to obtain Acceptable Estoppel Certificates in the forms of Exhibit C-2 and C-5, but if a Tenant refuses to provide any of the certifications listed (I) as paragraphs 14-16 of Exhibit C-2 or (II) as paragraphs 14-17 of Exhibit C-5, such certifications may be removed from the estoppel certificate for such Tenant and such

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certificate shall still constitute an Acceptable Estoppel Certificate. Unless Purchaser consents otherwise in writing, all estoppels must be dated not more than forty-five (45) days prior to the Closing Date. Notwithstanding anything contained herein to the contrary, in no event shall Sellers’ failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2(a) constitute a default by Sellers under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the forms of estoppel certificates to the Major Tenants (but not any other Tenants), Sellers will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 (except the forms of the Raytheon Estoppel and the CoreSite Estoppel initially prepared by Sellers shall be in the forms described in Section 7.2(d) and Section 7.2(e), respectively), and containing the information contemplated thereby, for only Major Tenants. Within two (2) Business Day following Purchaser’s receipt thereof, Purchaser will send to Sellers notice either (i) approving such forms as completed by Sellers or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Sellers will make such changes to the extent Sellers agree such changes are appropriate, except that Sellers will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Major Tenant Tenant Lease (except the form of the Raytheon Estoppel and the CoreSite Estoppel initially prepared by Sellers shall be in the forms described in Section 7.2(d) and Section 7.2(e), respectively). Purchaser’s failure to respond within such two (2) Business Day period shall be deemed approval of such estoppel certificate. Sellers shall not deliver the estoppel certificates to the Tenants under the Tenant Leases until after May 15, 2013. Sellers shall promptly deliver all estoppel certificates received to Purchaser.
(b)    Hines REIT One Wilshire, at its sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate of Hines REIT One Wilshire in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for up to 10% of the rentable area at the Improvements of the One Wilshire Property (not including Central Parking System, Inc.), but not for any Major Tenant, any such Seller Certificate constituting an Acceptable Estoppel Certificate. The statements made by Hines REIT One Wilshire shall be deemed to be representations and warranties of Hines REIT One Wilshire regarding the One Wilshire Property for purposes of Section 8.1, subject to the limitations set forth in Section 16.1. If Sellers subsequently obtain an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant for which Hines REIT One Wilshire has delivered a Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate in its place.
(c)    Sellers shall exercise commercially reasonable efforts to obtain and deliver to Purchaser an estoppel certificate executed by Kilroy Realty Finance (or the appropriate party, if different) substantially in the form attached hereto as Exhibit C-4 (the “REA Estoppel”). Sellers shall use commercially reasonable efforts to obtain the executed REA Estoppel. Notwithstanding anything contained herein to the contrary, in no event shall Sellers’ failure to

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obtain the REA Estoppel in accordance with the provisions of this Section 7.2(c) constitute a default by Sellers under this Agreement, and obtaining the REA Estoppel shall not be a condition to Closing. Sellers shall not deliver the REA Estoppel Certificate to Kilroy Realty Finance (or the appropriate party, if different) until after May 15, 2013.
(d)    Sellers agree to deliver an estoppel containing provisions relating to prospective lenders (the “Raytheon Lender Provisions”, which are specifically identified on Exhibit C-2) to Raytheon (the “Raytheon Estoppel”) and to exercise commercially reasonable efforts to obtain the executed Raytheon Estoppel including the Raytheon Lender Provisions. In no event shall Sellers’ failure to deliver a Raytheon Estoppel containing any or all of the Raytheon Lender Provisions or the other Raytheon-specific estoppels be a condition to Closing, it being agreed that (i) an estoppel certificate executed by Raytheon in the form prescribed by its Tenant Lease shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with Section 7.2(a), and (ii) the Raytheon Estoppel shall be deemed an Acceptable Estoppel notwithstanding the deletion of any or all of the Raytheon Lender Provisions or the other Raytheon specific estoppels (provided that the Raytheon Estoppel nonetheless meets the other requirements of an Acceptable Estoppel set forth in Section 7.2(a)).
(e)    Sellers agree to deliver an estoppel certificate to CoreSite in the form of Exhibit C-5 attached hereto (the “CoreSite Estoppel”) and to exercise commercially reasonable efforts to obtain the executed CoreSite Estoppel in the form of Exhibit C-5 attached hereto. In no event shall Sellers’ failure to deliver an estoppel certificate in the form of Exhibit C-5 from CoreSite be a condition to Closing, it being agreed that an estoppel certificate executed by a CoreSite in the form prescribed by its Tenant Lease shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with Section 7.2(a).
Section 7.3    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Sellers are required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If, prior to Closing, Sellers learn that Purchaser is, becomes, or appears to be a Blocked Person, Sellers may delay the sale contemplated by this Agreement pending Sellers conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If, prior to Closing, Sellers determine that Purchaser is or becomes a Blocked Person, Sellers shall have the right to immediately terminate this Agreement and take all other actions necessary or in the opinion of Sellers appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.3 will survive termination of this Agreement.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

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Section 8.1    Sellers’ Representations and Warranties. The following representations and warranties (along with the representations and warranties set forth in Section 11.1 below) constitute the sole representations and warranties of Sellers with respect to the purchase and sale of the Property contemplated hereby. Each Seller is making the following representations severally, but not jointly, as to itself and the Property owned by such Seller. Subject to the limitations set forth in Article XVI of this Agreement, each Seller represents and warrants to Purchaser the following as of the Effective Date as to itself and its Property:
(f)    Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of California.
(g)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally. All of the documents to be delivered by Seller at the Closing will be authorized and properly executed and will constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to equitable principles and principles governing creditors’ rights generally.
(h)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(i)    Suits and Proceedings, No Violation Notices. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or To Sellers’ Knowledge threatened (in writing), against (i) the Seller’s Property, (ii) Seller relating to the Seller’s Property, or (iii) Seller’s ownership or operation of the Seller’s Property, including without limitation condemnation, takings or similar proceedings. Seller has received no written notice of any violations of any laws, codes, statutes, or other governmental regulation relating to the Seller’s Property. There are no pending or, To Sellers’ Knowledge, threatened (in writing) challenges relating to any Licenses or Permits relating the Seller’s Property. Seller has not received written notices of defaults that remain uncured by Seller under any covenants, restrictions or other easements affecting the Seller’s Property. To Sellers’ Knowledge, all amounts billed to and payable by Seller under such covenants, restrictions or other easements affecting the Seller’s Property have been paid in full.
(j)    No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession

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of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.
(k)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(l)    Tenant Leases and Tenants. Seller has delivered to Purchaser for review, true and complete copies of all Tenant Leases set forth on Exhibit F attached hereto which represent all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into with Tenants on or prior to the Effective Date affecting the Seller’s Real Property. The list of Tenants, as set forth on Exhibit F attached hereto, constitutes all of the Tenants from whom Seller is currently accepting rental payments for the Seller’s Property. Exhibit F also sets forth all sublease consent agreements that Seller has entered into with respect to subleases at the Property. Except as shown on Exhibit E, (i) Seller has not delivered to a Tenant written notice that such Tenant is in default under its Tenant Lease that remains uncured, (ii) Landlord has not received from a Tenant written notice that Landlord is in default under a Tenant Lease that remains uncured, (iii) no rent or other amount has been prepaid under any of the Tenant Leases more than thirty (30) days in advance, and (iv) no Tenant under any of the Tenant Leases has delivered to Seller written notice exercising any termination right or notifying Seller of its insolvency, bankruptcy, assignments for the benefit of creditors or some other similar proceeding. Attached hereto as Exhibit K is each Seller’s current aged accounts receivable report. To Sellers’ Knowledge, there is no material inaccuracy in Exhibit K. Other than as set forth on Exhibit G, no tenant improvement allowance or other compensation will be due or payable with respect to any of the existing Tenant Leases after the Closing that remains unpaid. Other than as set forth on Exhibit G, Sellers have completed all tenant improvements required under the Tenant Leases to be performed by the landlord.
(m)    Documents. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B under which Seller is currently paying for services rendered in connection with the Seller’s Property, including all of the commission agreements listed on Exhibit D. Exhibit B is a true and correct list of the Service Contracts in effect as of the date hereof and Sellers have delivered or made available to Purchaser for review, true and complete copies of all Service Contracts, as set forth on Exhibit B. Exhibit D is a true and correct list of the commission agreements in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true, and complete copies of all commission agreements set forth on Exhibit D.
(n)    Hazardous Materials. The Documents include all environmental reports commissioned by the Seller or the Seller’s Affiliates with respect to the Seller’s Property in Seller’s possession.
(o)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and

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delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
(p)    Employee Matters. Seller has no employees, and there are no employment agreements, union agreements, benefit agreements, pension plans, multi-employer plans or collective bargaining agreements, at or otherwise affecting the Property to which Seller is bound which will survive the Closing and for which Purchaser will be responsible or have any liability after the Closing.
(q)    Patriot Act. Seller is not a person or entity with whom Purchaser is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List. Seller is not, and To Sellers’ knowledge, no Affiliate of Seller is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state hereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property. In addition, neither Seller nor any Affiliate of Seller is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(r)    Leased Property. Exhibit L includes a list of each Seller’s furniture, fixtures, equipment or other personal property used in connection with the operation of the Real Property that is leased to each Seller.
(a)    Preferential Rights to Purchase. Neither Seller has, during its period of ownership of its respective Property, granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Properties.
Section 8.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Sellers the following:
(a)    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to do business in California.
(b)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally. All of the documents to be delivered by Purchaser at the Closing will be authorized and properly executed and will constitute the valid and binding obligation of

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Purchaser enforceable in accordance with their terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)    Prohibited Persons. Purchaser is not, and to Purchaser’s knowledge, no Affiliate of Purchaser is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States (or a state hereof) is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property. In addition, neither Purchaser nor any Affiliate of Purchaser is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
ARTICLE IX
CONDEMNATION AND CASUALTY
Section 9.1    Significant Casualty. If, prior to the Closing Date, all or any portion of a Property and the Improvements thereon is destroyed or damaged by fire or other casualty, Sellers will notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of a Property is so destroyed or damaged, to terminate this Agreement (or, if the same affects only one of the Properties, terminating this Agreement solely as it relates to the affected Property, in which case, the Purchase Price shall be modified to be the portion of the Purchase Price allocated only to the Property as to which this Agreement has not been terminated) upon notice to Sellers given not later than ten (10) Business Days after receipt of Sellers’ notice. In addition, Purchaser will have the option, in the event of an uninsured or underinsured (other than by reason of the applicable deductible to be credited against the Purchase Price, as provide below) fire or other casualty to terminate this Agreement (or, if the same affects only one of the Properties, terminating this Agreement solely as it relates to the affected Property, in which case, the Purchase Price shall be modified to be the portion of the Purchase Price allocated only to the Property as to which this Agreement has not been terminated) upon notice to Sellers given not later than ten (10) Business Days after receipt of Sellers’ notice; provided, Sellers may elect within ten (10) Business Days after receipt of Purchaser’s notice to elect to provide Purchaser a credit against the Purchase Price equal to the cost of repairing the uninsured casualty or the underinsured portion of the cost of repairing the underinsured casualty, as applicable, in which case, this Agreement shall not

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terminate, and such credit shall be applied to the Purchase Price at Closing. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Sellers nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Sellers will not be obligated to repair such damage or destruction, but (a) the applicable Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate such Seller for loss of rental or other income from the applicable Property attributable to periods prior to the Closing), which obligation shall survive the Closing, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by the applicable Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the applicable Property. If Purchaser does not elect to terminate this Agreement by reason of any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim and Sellers shall not compromise, settle or adjust any such claim without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).
Section 9.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of a Property and the Improvements thereon is damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Sellers will not be obligated to repair such damage or destruction, but (a) the applicable Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate such Seller for loss of rental or other income from the applicable Property attributable to periods prior to the Closing), which obligation shall survive the Closing, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by the applicable Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the applicable Property. If this Agreement is not terminated following any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim and Sellers shall not compromise, settle or adjust any such claim without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).
Section 9.3    Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of a Real Property and the Improvements thereon or if a Seller shall receive an official notice from any governmental authority having eminent domain power over a Property and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any Significant Portion of a Real Property and Improvements, prior to the Closing, Purchaser will have the option, by providing Sellers written notice within ten (10) business days

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after receipt of Sellers’ notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement (or, if the same affects only one of the Properties, terminating this Agreement solely as it relates to the Property affected, in which case, the Purchase Price shall be modified to be the portion of the Purchase Price allocated only to the Property as to which this Agreement has not been terminated) or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, the applicable Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the applicable Property and the Improvements thereon, which obligation shall survive the Closing, and Purchaser will take title to the applicable Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Sellers nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the applicable Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing. If Purchaser does not elect to terminate this Agreement by reason of any such eminent domain or condemnation proceeding, Sellers shall not compromise, settle or adjust any award without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion).
ARTICLE X
CLOSING
Section 10.1    Closing. The Closing of the sale of the Properties by Sellers to Purchaser will occur on the Closing Date through the escrow established with the Title Company. Sellers shall have the right to extend the Closing Date to a date no later than September 30, 2013 to the extent deemed necessary by Sellers to satisfy Closing conditions. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2    Purchaser’s Closing Obligations. On or before the Deposit Time (except with respect to the Purchase Price which shall be delivered in accordance with Section 3.3 above), Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Sellers at Closing as provided herein:
(a)    The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

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(b)    Four (4) counterparts of the General Conveyance for each Property, duly executed by Purchaser;
(c)    Four (4) counterparts of each of the Tenant Notice Letters for each Property, duly executed by Purchaser;
(d)    Four (4) counterparts of the Hines REIT Assignment, duly executed by Purchaser’s designee in accordance with Section 15.1 below;
(e)    Four (4) counterparts of the Service Provider Assignment, duly executed by Purchaser’s designee in accordance with Section 15.1 below;
(f)    Evidence reasonably satisfactory to Sellers that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;
(g)    An original of the Preliminary Change of Ownership Report in accordance with California Revenue and Taxation Code Section 480.3 for each Property; and
(h)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered.
Section 10.3    Sellers’ Closing Obligations. Each Seller, at its sole cost and expense, will deliver for its Property (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), (l), (m) and (n) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, the following items (g), (h) and (i) to Purchaser at the applicable Property:
(a)    A grant deed substantially in the form attached hereto as Exhibit I (the “Deed”), duly executed and acknowledged by each Seller conveying to Purchaser the Real Property and the Improvements owned by such Seller subject only to the Permitted Exceptions, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by such Seller and attached to the Deed;
(b)    Four (4) counterparts of the general conveyance substantially in the form attached hereto as Exhibit H (the “General Conveyance”) for each Property, duly executed by each Seller;
(c)    Four (4) counterparts of each of the Tenant Notice Letters for each Property, duly executed by each Seller;
(d)    Evidence reasonably satisfactory to Title Company that the person executing the Closing Documents on behalf of each Seller has full right, power and authority to do so;

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(e)    A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from each Seller certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)    The Tenant Deposits, at each Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which each Seller or its lender are holding letters of credit as security deposits, each Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Sellers agree to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided Sellers shall pay all transfer and/or other fees relating to such transfers of letters of credit;
(g)    The Personal Property for each Property;
(h)    All original Licenses and Permits, Service Contracts and Tenant Leases for each Property in each Seller’s possession and control;
(i)    All keys to the Improvements which are in each Seller’s possession for its Property;
(j)    A Withholding Exemption Certificate, Form 593-C, or in the event that a Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from each Seller’s proceeds or that each Seller is exempt from such withholding requirement (the “Form 593”) duly executed by each Seller;
(k)    Evidence reasonably satisfactory to Purchaser that the person executing the Closing Documents on behalf of Sellers has the full right, power, and authority to do so;
(l)    Four (4) counterparts of an assignment agreement in the form of Exhibit M whereby Hines REIT One Wilshire assigns its interests in the Service Provider Agreements to Purchaser in accordance with Section 15.1 below (the “Hines REIT Assignment”);
(m)    Four (4) counterparts of an assignment agreement in the form of Exhibit M whereby Service Provider assigns its interests in the Service Provider Agreements to Purchaser’s designee in accordance with Section 15.1 below (the “Service Provider Assignment”); and
(a)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered and customary title company affidavits and indemnity agreements.

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Section 10.4    Prorations.
(a)    Sellers and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owners of the Properties (on the basis of a 365 day year, actual days elapsed). Sellers will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Sellers and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld, delayed or conditioned) two (2) days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Sellers and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Sellers (if the preliminary prorations result in a net credit to Sellers) or by Sellers to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Sellers and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Sellers’ insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Sellers will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Sellers within sixty (60) days after Closing; provided that such reconciliation, as it relates to real estate taxes, shall be made within thirty (30) days following the issuance of the tax bills for each Real Property. The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until April 30, 2014 (the “Reconciliation Period”), and in the event any items subject to proration hereunder are discovered within such period, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Sellers and attributable to any period following the Closing Time. After the Closing, Sellers will cause to be paid or turned over to Purchaser all Rentals, if any, received by Sellers after Closing and properly attributable to any period following the Closing Time. “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each

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Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to Sellers or their successor by tenants under the Tenant Leases or from other occupants or users of the Properties, excluding specific tenant billings which are governed by Section 10.4(d) below. Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any Delinquent Rentals payable to Sellers and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Sellers by Tenants of the Properties. All sums collected by Purchaser within one (1) year after Closing, from each Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time governed by Section 10.4(c) below and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, which shall be payable to and belong to Sellers in all events) will be applied first to amounts currently owed by such Tenant to Purchaser (including without limitation Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by such Tenant to Sellers. In no event shall Sellers initiate litigation or other legal action after the Closing Date to pursue collection of Delinquent Rentals. Any sums collected by Purchaser and due Sellers will be promptly remitted to Sellers, and any sums collected by Sellers and due Purchaser will be promptly remitted to Purchaser.
(c)    Sellers will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes in excess of the applicable base year, if any, specified in each Tenant Lease (collectively, “Operating Expense Recoveries”) for calendar year 2013. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2013 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Sellers for calendar year 2013 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Sellers at Closing as an addition to the Purchase Price. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2013 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Sellers for calendar year 2013 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Sellers will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Sellers agree that such proration of Operating Expense Recoveries at Closing for calendar year 2013 will fully relieve Sellers from any responsibility to Tenants or Purchaser for such matters subject to Sellers’ and Purchaser’s right and obligation to finalize prorations before the expiration of the Reconciliation Period solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for

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those items covered by such reconciliation at Closing or to correct any errors or as the result of any audit by any Tenant (and the Reconciliation Period shall be extended, as necessary, until the completion of any such Tenant audit and the final resolution of any dispute with any such Tenant relating thereto). In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2013 for periods before and after Closing, and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2013, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(d)    With respect to specific tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services, which are collected by Purchaser or Sellers after the Closing Time but relate to any such specific services rendered by Sellers or their property managers prior to the Closing Time and which are identified on the Tenant’s payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Sellers, or Sellers may retain such payment if such payment is received by Sellers after the Closing Time.
(e)    Sellers shall pay (i) those tenant improvement allowances, rent abatements, legal fees and other expenditures incurred in connection with the lease of space in the Properties (“Leasing Costs”) identified on Exhibit G attached hereto as Seller’s obligations to the extent unpaid as of the Closing Date and (ii) all brokerage commissions in connection with Tenant Leases in effect as of the Effective Date. To the extent Leasing Costs and brokerage commissions described in the preceding sentence remain unpaid as of Closing, then Purchaser shall receive a credit from Sellers therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs and brokerage commissions for which Purchaser received such a credit. Purchaser shall pay the Leasing Costs identified on Exhibit G attached hereto as Purchaser’s obligations without any credit from Sellers at Closing. Purchaser will be solely responsible for and shall pay all Leasing Costs and brokerage commissions, incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (approved, if applicable, by Purchaser in accordance with Section 7.1(d)). If any estoppel certificate received from a Tenant sets forth any Leasing Costs that are Seller’s responsibility under the applicable Tenant Lease and are not identified on Exhibit G, then, at Closing, Sellers shall either (A) provide Purchaser a credit in the amount of such Leasing Costs if Seller does not contest Seller’s responsibility for such alleged Leasing Cost under the terms of the applicable Tenant Lease, in which case, Purchaser shall be responsible after Closing for paying or performing the same or, (B) if Seller contests such alleged Leasing Costs, the parties shall hold back in escrow a portion of Seller’s Purchase Price proceeds in an amount equal to the purported Leasing Costs pending final resolution with the applicable Tenant of whether such Leasing Costs are actually owed under the terms of the applicable Tenant Lease. If any such dispute is finally resolved in favor of the applicable Tenant, then such amount shall be released from escrow to Purchaser or the applicable Tenant to satisfy the Leasing Costs in accordance with the terms of the applicable Tenant Lease. If any such dispute is finally resolved in favor of Seller,

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then the applicable amount shall be released from escrow to Seller. If Title Company requires further escrow instructions in connection with any holdback escrow to be established under this Section, the parties shall cooperate to execute such instructions as are required by Title Company, consistent with the terms and intent of these provisions.
(f)    Purchaser shall receive a credit against the Purchase Price for each of the capital repairs and replacements set forth on Exhibit N which have not been completed and paid for on or before Closing in the amount set forth next to such item on Exhibit N. Sellers shall provide reasonable evidence of payment and lien releases for any such items completed and paid for on or before Closing. If either Seller has entered into any construction contracts to perform the work described in Exhibit N, and if the work under such construction contract is not complete at Closing, the parties shall complete Closing and, at Closing, the applicable Seller shall assign to Purchaser all of such Seller’s rights and Purchaser shall assume all of such Seller’s responsibilities under each such construction contract so assigned, whereupon such Seller shall be released of all liability under each such contract so assigned.
This Section 10.4 shall survive the Closing.
Section 10.5    Delivery of Real Property. Upon completion of the Closing, each Seller will deliver to Purchaser possession of its Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)    Purchaser will pay (i) all premium and other incremental costs for obtaining an extended coverage ALTA title policy and any endorsements to the Title Policy, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) 1/2 of all of the Title Company’s escrow and closing fees, if any, (v) the costs of obtaining new or updated surveys, (vi) any mortgage recording tax or recording fees, (vii) any prepayment penalties due under the Bank of China loan secured by the One Wilshire Property, up to $2,000,000, and (viii) $500,000 of the documentary transfer taxes payable in connection with closing;
(b)    Sellers will pay (i) the premium for the base cost of a standard coverage ALTA title policy and the cost of any endorsement with respect to matters for which Sellers have agreed to obtain affirmative insurance pursuant to Section 6.2, (ii) the cost of the Survey, (iii) 1/2 of all of the Title Company’s escrow and closing fees, (iv) Sellers’ attorneys’ fees, (v) all documentary transfer taxes, except as provided in Section 10.6(a)(viii) above, and (vi) any loan prepayment penalties not described in Section 10.6(a)(vii) above;
(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Sellers in accordance with the custom in the county in which the Real Property is located; and

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(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 10.7    Post Closing Delivery of Tenant Notice Letters. Immediately following Closing, each Seller will deliver to each Tenant (via messenger or certified mail, return receipt requested) of its Property a written notice executed by Purchaser and such Seller (i) acknowledging the sale of such Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Each Seller shall provide to Purchaser a copy of each such Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.
Section 10.8    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth above in this Article X, the obligations and liabilities of Purchaser to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to Sellers, and all of which shall be deemed waived upon Closing, except for Closing Surviving Obligations (subject to Section 16.1):
(a)    Sellers shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Sellers set forth in this Agreement, as of the date of Closing, and the representations and warranties of Sellers set forth in Sections 8.1 and 11.1 shall be true and correct in all material respects as of the Closing Date.
(b)    The Title Company shall be irrevocably committed to issuing the Title Policy as provided in Section 6.3, subject only to the payment of the premium.
(c)    Purchaser shall have received the Acceptable Estoppel Certificates (and, at Sellers’ option, Seller Certificates) to the extent required or permitted under Section 7.2.
(d)    The Raytheon Right of Refusal shall have been waived (or deemed waived by failure to respond in accordance with the terms and conditions set forth in the Raytheon Right of Refusal) or exercised by the beneficiary thereof (and if so exercised, this Agreement shall continue to apply only with respect to the One Wilshire Property as provided in Section 2.3).
(e)    The Prudential Financing Statements shall have been terminated.

(f)    The Raytheon Company (“Raytheon”) and Seller, as applicable shall have executed, delivered, and acknowledged in form and substance reasonably satisfactory to Purchaser (i) a reconveyance of the Deed of Trust recorded December 24, 2002 as Instrument No. 02-3162501 (the “Raytheon Deed of Trust”), (ii) a termination of the Memorandum of Repurchase Option secured by the Raytheon Deed of Trust, (iii) a new memorandum of lease for

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the Raytheon Tenant Lease, and (iv) an amendment to the Raytheon Tenant Lease which among other things, identifies Raytheon's purchase options and rights of refusal (collectively, the “Raytheon Reconveyance Documents”).  The foregoing documents will be satisfactory to Purchaser if they include provisions indicating that the purchase options and rights of refusal are subordinate to any deed of trust recorded against the El Segundo Property and the right of first refusal will not apply to any foreclosure sale or deed in lieu of a foreclosure sale, provided, however, that they will be recognized and survive any foreclosure or deed in lieu of foreclosure by any holder of a deed of trust against the El Segundo Property, notwithstanding any subordination of the Raytheon Tenant Lease pursuant to a subordination, non-disturbance, and attornment agreement.  Seller will also use good faith, reasonable efforts to obtain an agreement from Raytheon (the “Raytheon ROFR Agreement”) that its right of refusal will not apply to a foreclosure sale of the El Segundo Property and the first sale by the foreclosing lender or its designated transferee in the event such lender acquires the El Segundo Property at any such foreclosure sale or pursuant to a deed in lieu of foreclosure (the “First Post-Foreclosure Lender Sale”) (but will remain in effect as to any subsequent sale), but obtaining such additional agreements will not be a condition to Closing if Raytheon refuses to agree to waive the right of first refusal with respect to the First Post-Foreclosure Lender Sale. Notwithstanding anything contained herein to the contrary, in no event shall Sellers’ failure to obtain the Raytheon Reconveyance Documents or the Raytheon ROFR Agreement in accordance with the provisions of this Section 10.8(f) constitute a default by Sellers under this Agreement provided that Sellers use good faith, reasonable efforts to obtain the Raytheon Reconveyance Documents and the Raytheon ROFR Agreement before Closing.

Section 10.9    General Conditions Precedent to Sellers’ Obligations Regarding the Closing. In addition to the conditions to Sellers’ obligations set forth in this Article X, the obligations and liabilities of Sellers hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Sellers to Purchaser and all of which shall be deemed waived upon Closing:
(a)    Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in this Agreement, as of the date of Closing.
(b)    The Raytheon Right of Refusal shall have been waived (or deemed waived by failure to respond in accordance with the terms and conditions set forth in the Raytheon Right of Refusal) or exercised by the beneficiary thereof (and if so exercised, this Agreement shall continue to apply only with respect to the One Wilshire Property as provided in Section 2.3).
Section 10.10    Failure of Condition. If any condition precedent to Sellers’ obligation to effect the Closing (as set forth in Section 10.9) is not satisfied, then Sellers shall be entitled to terminate this Agreement by written notice thereof to Purchaser and Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by written notice

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thereof to Sellers and Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit (and all accrued interest thereon) and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Sellers or Purchaser hereunder, then Article XIII shall govern and this Section 10.10 shall not apply.
ARTICLE XI
BROKERAGE
Section 11.1    Brokers. Sellers agree to pay to Eastdil Secured and CB Richard Ellis (collectively, the “Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to separate agreements between Sellers and Broker. Other than as stated in the first sentence of this Section 11.1, Purchaser and Sellers represent to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Sellers will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII
CONFIDENTIALITY
Section 12.1    Confidentiality. Sellers and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to Permitted Outside Parties permitted in Section 5.2(b). Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Properties will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Sellers. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties and disclosure of information by Purchaser shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge from sources other than Purchaser or its agents, employees, contractors, consultants or attorneys. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Sellers and entities which directly

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or indirectly own the equity interests in Sellers that Sellers may disclose in SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Properties as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Sellers and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. In addition, and notwithstanding the foregoing, Sellers may disclose the terms of this Agreement to the beneficiary of the Raytheon Right of Refusal. Any press release about the transaction contemplated by this Agreement issued by either party shall be subject to the approval of the other party in its reasonable discretion. The provisions of this Article XII will survive any termination of this Agreement. This Section 12.1 shall survive the Closing as to Sellers only, but shall not be binding upon Purchaser following the Closing except that after Closing, Purchaser shall be required to continue to keep Seller’s and its property manager’s proprietary operations manuals confidential in accordance with this Section 12.1.
ARTICLE XIII
REMEDIES
Section 13.1    Default by Sellers. If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Sellers, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Sellers within ten (10) business days following the scheduled Closing Date, to either (a) terminate this Agreement, in which event, Purchaser will receive from the Title Company the Earnest Money Deposit and, in the event that such termination is due to an intentional or willful default by Sellers, Sellers shall reimburse Purchaser for Purchaser’s actual, out-of-pocket costs incurred in connection with this Agreement and the transaction contemplated hereby (including in connection with any proposed financing of the transaction contemplated by this Agreement) in an amount not to exceed $250,000, which obligation shall survive the termination of this Agreement, whereupon Sellers and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Sellers shall be filed and served within sixty (60) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Sellers for damages of any type or kind including, without limitation, consequential or punitive damages. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Sellers of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT

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OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLERS AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLERS MAY SUFFER. PURCHASER AND SELLERS HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLERS WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTIES AND (ii) SUCH AMOUNT WILL BE PAID TO SELLERS AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLERS’ SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLERS AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLERS’ REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677.
THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.
SELLERS’ INITIALS: _______         PURCHASER’S INITIALS: _______
: _______
Section 13.3    Consequential and Punitive Damages. Each of Sellers and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that each of Sellers and Purchaser have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Sellers respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.

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Section 13.1    Cure. Neither party shall be deemed to be in default under this Agreement unless the other party delivers written notice of such default to the defaulting party and the defaulting party fails to cure such default within two (2) Business Days after receipt of such written notice.
ARTICLE XIV
NOTICES
Section 14.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) sent by facsimile, with written confirmation by expedited delivery service, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:

GI TC One Wilshire, LLC
c/o GI Partners
2180 Sand Hill Road, Suite 210
Menlo Park, CA 94025
Attn: Alexander Fraser and

Michael Wong
Fax: (650) 233-3601

and a copy to:

Paul Hastings LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, CA 92626
Attention: John F. Simonis, Esq.
Fax: (714) 668-6336

To Sellers

    and         HINES REIT ONE WILSHIRE LP,
Guarantor:     a Delaware limited partnership

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c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attn:    Sherri Schugart
Fax:    (713) 966-2075

HINES REIT EL SEGUNDO LP,
a Delaware limited partnership
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attn:    Sherri Schugart
Fax:    (713) 966-2075
with copy to:

        Hines Interests Limited Partnership
        2800 Post Oak Boulevard, Suite 5000
        Houston, Texas 77056
        Attn: Jason P. Maxwell, Esq. – Corporate Counsel
Fax: (713) 966-2075

with copy to:

        Hines Interests Limited Partnership
        444 S. Flower Street
        Los Angeles, California 90071
        Attn: Douglas Metzler
Fax:    (213) 629-1423

with copy to:

            Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
            Attn:    Jonathan W. Dunlay
Fax:    (214) 661-4711

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT

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Section 15.1    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Sellers’ prior written consent, to be given or withheld in Sellers’ sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser without the consent of Sellers, provided that any such assignment does not relieve the assigning party of its obligations hereunder, and the applicable assignee of Purchaser and Purchaser shall jointly and severally be liable for the obligations of Purchaser hereunder. Sellers shall not have the right to assign this Agreement without Purchaser’s prior written consent, to be given or withheld in Purchaser’s sole and absolute discretion. This Agreement will be binding upon and inure to the benefit of Sellers and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Sellers or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement. Notwithstanding the foregoing, if Purchaser so elects, Purchaser may designate, effective as of Closing, one or more other Affiliates of Purchaser to take title solely to the El Segundo Property or solely to the One Wilshire Property, respectively, in which case, the documents described in Section 10.3(a), (b), (c), (e) and (j) will be separately prepared executed and delivered between the applicable Seller and the applicable designee of Purchaser at Closing, the items described in Section 10.3(g), (h), and (i) will be conveyed by the applicable Seller to the applicable designee of Purchaser at Closing, the designee will be deemed to have assumed all obligations of Purchaser hereunder with respect to the applicable Property, and Purchaser shall be relieved of liability for its obligations thereafter arising under this Agreement. In order to comply with the requirements of the Service Provider Agreements, the interests of Hines REIT One Wilshire in the Service Provider Agreements will be assigned to an Affiliate of Purchaser designated by Purchaser to take title to the One Wilshire Property and the interests of Service Provider in the Service Provider Agreements will be assigned to a different Affiliate of Purchaser designated by Purchaser.
ARTICLE XVI
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 16.1    Survival of Representations, Warranties and Covenants.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Sellers set forth in this Agreement and Sellers’ liability under any provision of this Agreement, any Seller Certificate, and under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), will survive the Closing for a period of six (6) months. Purchaser will not have any right to bring any action against Sellers as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, or (ii) the failure of Sellers to perform its obligations under any other provision of this Agreement, any Seller Certificate, or any of the Closing Documents, unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures applicable to a Property exceeds $150,000 for such Property, in which event, the full amount of such claims

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shall be actionable. The foregoing “floor” shall be determined on a Property-by-Property basis. In addition, in no event will Sellers’ liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1, any other provision of this Agreement, any Seller Certificate, or under any Closing Documents applicable to a Property exceed, in the aggregate, an amount equal to one and one-half percent (1.5%) of the Purchase Price allocated to the applicable Property. The foregoing “cap” shall apply on a Property-by-Property basis. The limitations on liability set forth in this Section 16.1(a) shall not apply to (i) Sellers’ post-Closing obligations under Section 10.4 above, or (ii) Sellers’ obligations under Section 17.2 below.
(b)    Sellers shall have no liability with respect to any of Sellers’ representations, warranties and covenants herein if, prior to the Closing, Purchaser Obtains Knowledge of any breach of a representation, warranty or covenant of Sellers herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement, in which case Purchaser shall be deemed to have waived such breach. For purposes hereof, “Purchaser Obtains Knowledge” shall mean (i) any Purchaser’s Representative has actual knowledge of such breach of a representation, warranty or covenant, or (ii) any tenant estoppel certificate or third-party report delivered to Purchaser clearly contradicts any of Sellers’ representations, warranties or covenants herein. If, after the Effective Date, but prior to Closing, Purchaser discovers that one or more representations or warranties is no longer true and correct in any material respect and such inaccuracies in the aggregate affect the value of either Property by at least $150,000, then Purchaser may terminate this Agreement by the delivery of written notice to Sellers within five (5) Business Days after the date of such disclosure or the obtaining of such knowledge, in which case, Escrow Agent shall promptly return the Earnest Money Deposit, and except for the Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement; provided Sellers may, at their sole option, elect to provide Purchaser a credit against the Purchase Price for the change in value in excess of $150,000 for each Property resulting from such breach, in which event, Purchaser’s termination shall be rendered void and of no effect.
(c)    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Sellers under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.
(d)    The liability of Sellers hereunder shall be several, not joint, and each Seller shall be liable only for the obligations hereunder that affect the Property such Seller owns.
ARTICLE XVII
MISCELLANEOUS
Section 17.1    Waivers. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other

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covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
Section 17.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3    Time of Essence. Sellers and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser has no, and waives any, right to extend the Closing Date except as expressly set forth herein.
Section 17.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Sellers is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 17.5    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures will be binding upon the party sending the signature by such electronic means when sent.
Section 17.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this

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Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 17.8    Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS IN LOS ANGELES COUNTY, CALIFORNIA, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 17.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded; provided, that, Purchaser may file a lis pendens or other similar notice against the Properties in connection with, and after, the proper filing of a suit for specific performance.
Section 17.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12    Exhibits. Exhibits A through N, inclusive, are incorporated herein by reference.
Section 17.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Sellers and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.14    Limitations on Benefits. It is the explicit intention of Purchaser and Sellers that no person or entity other than Purchaser and Sellers and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Sellers or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party

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(including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Sellers expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Sellers’ partners, members, shareholders, employees, agents, directors, officers or other owners of Sellers or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Sellers’ direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Sellers under this Agreement and the Closing documents. In no event whatsoever shall recourse be had or liability asserted against any of Purchaser’s or Purchaser’s designees’ (pursuant to Section 15.1 above) respective partners, members, shareholders, employees, agents, directors, officers or other owners or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Purchaser’s and Purchaser’s designees’ (pursuant to Section 15.1 above) respective direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Purchaser under this Agreement and the Closing documents.
Section 17.16    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 17.17    Multiple Sellers. Service of a notice in accordance with Section 14.1 above shall be deemed service of notice on all Sellers. The written consent or approval of any Seller shall be deemed the consent or approval of all of the Sellers. Any waiver or agreement entered into in writing or agreed to in writing by one Seller shall be binding upon both Sellers.
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IN WITNESS WHEREOF, Sellers and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

GI TC ONE WILSHIRE, LLC,
a Delaware limited liability company

By: /s/ F. Alexander Fraser
Name: F. Alexander Fraser
Title: Vice President

SELLERS:

HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership

By: Hines REIT One Wilshire GP LLC,
a Delaware limited liability company
its general partner

By:     /s/ Kevin L. McMeans
Name:     Kevin L. McMeans
Title:     Authorized Agent

HINES REIT EL SEGUNDO LP,
a Delaware limited partnership

By: Hines REIT El Segundo GP LLC,
a Delaware limited liability company
its general partner

By:     /s/ Kevin L. McMeans
Name:     Kevin L. McMeans
Title:     Authorized Agent

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JOINDER BY GUARANTOR

Provided the Closing of the transactions contemplated by this Agreement occur, the undersigned (“Guarantor”) agrees to and does guaranty, subject to the limitations on survival and liability contained in this Agreement, Sellers’ post-Closing obligations under this Agreement, including without limitation any liability relating to Sellers’ breach of representation or warranty.

Guarantor does hereby waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any failure by Purchaser to inform Guarantor of any facts Purchaser may know or hereafter know about Sellers, the Properties or this Agreement, it being understood and agreed that Purchaser has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Sellers of all circumstances bearing on the risk of nonperformance of Sellers’ obligations under this Agreement, (c) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated arising by reason of any alteration of the obligations by Sellers and Purchaser or any acceptance by Purchaser of anything in partial satisfaction of such obligations or any course of dealing between Sellers and Purchaser, (d) notice of any adverse change in the financial condition of Sellers or of any fact that might increase Guarantor’s risk hereunder, (e) any and all subrogation, contribution, indemnity and reimbursement rights against Sellers until the obligations have been paid, performed and fully satisfied in full, (f) any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of the interest of Sellers in this Agreement; or (g) any other defense available to a surety under applicable law. Guarantor further waives any right to require Purchaser to join Sellers in any action brought under this joinder by Guarantor or to pursue any other remedy or enforce any other right. Guarantor further waives any rights, defenses and benefits that may be derived from Sections 2845 and Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the guaranteed obligations is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of Sellers or Guarantor, or otherwise, all as though such payment had not been made. Guarantor’s liability shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Sellers or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization (collectively, “Bankruptcy Laws”), it being the intention of Guarantor that Guarantor’s liability hereunder shall be determined without regard to any Bankruptcy Laws which may relieve Sellers of any obligations.

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HINES REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation

By: /s/ Kevin L. McMeans
Name: Kevin L. McMeans
Title: Asset Management Officer

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JOINDER BY TITLE COMPANY
First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Sellers and Purchaser on the __________ day of May, 2013, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Printed Name:
Title:

DAL02:624104.4
LEGAL_US_W # 74790953.14    56

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Sellers and Purchaser that Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Sellers in Article V and (iii) is duly licensed to do business in the State of California.
EASTDIL SECURED
Date: May ___, 2013

By:
Printed Name:
Title:
Address:

DAL02:624104.4
LEGAL_US_W # 74790953.14    57

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Sellers and Purchaser that Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Sellers in Article V and (iii) is duly licensed to do business in the State of California.
CB RICHARD ELLIS
Date: May ___, 2013

By:
Printed Name:
Title:
Address:

DAL02:624104.4
LEGAL_US_W # 74790953.14    58

EXHIBIT A-1
LEGAL DESCRIPTION
ONE WILSHIRE PROPERTY:

624 S. GRAND AVENUE, LOS ANGELES, CALIFORNIA

PARCEL 1:

ALL THAT PARCEL OF LAND LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, COMPRISING (1) LOT “A” OF TRACT NO. 1523, AS PER MAP RECORDED IN BOOK 20 PAGE 13 OF MAPS, (2) LOT “A” OF TRACT NO. 10427, AS PER MAP RECORDED IN BOOK 158 PAGE 39 OF MAPS, AND (3) PORTIONS OF THE SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF ORD’S SURVEY, AS PER MAP RECORDED IN BOOK 3 PAGE 43 OF MISCELLANEOUS RECORDS, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE SOUTHEAST LINE OF GRAND AVENUE, 80 FEET WIDE, WITH THE SOUTHWEST LINE OF TRACT NO. 667, AS PER MAP RECORDED IN BOOK 17 PAGES 30 AND 31 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT OF BEGINNING BEING SOUTH 37 DEGREES 16’ 25” WEST ALONG SAID SOUTHEAST LINE OF GRAND AVENUE, 125.56 FEET FROM THE SOUTHWEST LINE OF SIXTH STREET, 70 FEET WIDE; THENCE SOUTH 52 DEGREES 10’ 05” EAST ALONG SAID SOUTHWEST LINE OF TRACT NO. 667, 112.00 FEET TO THE MOST SOUTHERLY CORNER OF SAID TRACT NO. 667; THENCE NORTH 37 DEGREES 33’ 55” EAST ALONG THE SOUTHEAST LINE OF SAID TRACT NO. 667, 0.33 FEET TO A POINT IN THE SOUTHWEST LINE OF LOT “C” OF SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 IN BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 06’ 05” EAST ALONG THE NORTHWEST LINES OF LOTS “C” AND “D” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 56.04 FEET TO THE BISECTING CENTER LINE OF SAID BLOCK 20 OF ORD’S SURVEY, ALSO KNOWN AS THE DIVISION LINE BETWEEN PARCEL 1 AND 2 ON THE MAP ATTACHED TO THE QUITCLAIM DEED, RECORDED IN BOOK 6753 PAGE 384, OFFICIAL RECORDS; THENCE SOUTH 37 DEGREES 35’ 05” WEST ALONG SAID BISECTING CENTER LINE, 55.88 FEET TO THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY; THENCE SOUTH 52 DEGREES 03’ 00” EAST ALONG THE SOUTHEASTERLY PROLONGATION OF THE SOUTHWEST LINE OF LOT “H” OF SAID SUBDIVISION OF BLOCK 20 OF ORD’S SURVEY, 1.01 FEET TO THE MOST EASTERLY CORNER OF LOT “A” OF SAID TRACT NO. 10427; THENCE ALONG THE

DAL02:624104.4 LEGAL_US_W # 74790953.14	Exhibit A-1-2

SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 10427 AND ALONG THE SOUTHEASTERLY LINE OF LOT “A” OF SAID TRACT NO. 1523, AS FOLLOWS:

SOUTH 35 DEGREES 26’ 00” WEST 2.32 FEET, SOUTH 36 DEGREES 17’ 55” WEST 54.94 FEET AND SOUTH 37 DEGREES 54’ 00” WEST 145.63 FEET TO THE MOST SOUTHERLY CORNER OF LOT “A” OF SAID TRACT NO. 1523; THENCE NORTH 51 DEGREES 55’ 00” WEST ALONG THE SOUTHWEST BOUNDARY OF SAID LOT “A” OF TRACT NO. 1523, 168.18 FEET TO THE MOST WESTERLY CORNER OF SAID LOT “A”; THENCE NORTH 37 DEGREES 16’ 25” EAST ALONG THE NORTHWEST BOUNDARIES OF LOT “A” OF TRACT NO. 1523, LOT “A” OF TRACT NO. 10427, AND SAID SUBDIVISION OF LOTS 4, 5, 9 AND 10 OF BLOCK 20 OF SAID ORD’S SURVEY, SAID NORTHWEST BOUNDARIES ALSO BEING THE SOUTHEAST LINE OF GRAND AVENUE; 257.73 FEET TO THE POINT OR PLACE OF BEGINNING.

PARCEL 2:

THE SOUTHERLY 96 FEET OF LOT 7 OF BLOCK 20 OF ORD’S SURVEY, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 53 PAGE 66 ET SEQ, OF MISCELLANEOUS RECORDS, SAID LOT BEING ALSO KNOWN AS LOT A OF TRACT NO. 811, RECORDED IN BOOK 16 PAGE 81 OF MAPS.

APN: 5144-004-014; 5144-004-029

DAL02:624104.4 LEGAL_US_W # 74790953.14	Exhibit A-1-2

EXHIBIT A-2
LEGAL DESCRIPTION

EL SEGUNDO PROPERTY:

2200, 2222 AND 2230 EAST IMPERIAL HIGHWAY, EL SEGUNDO, CALIFORNIA

All that certain real property situated in the City of El Segundo, County of Los Angeles, State of California, described as follows:

Parcel A:

That portion of the Northeast quarter of Section 7, Township 3 South, Range 14 West, in the Rancho Sausal Redondo in the City of El Segundo, County of Los Angeles, State of California, as per map recorded In Book 70 Page(s) 97 and 98 of Miscellaneous Records, in the office of the County Recorder of said County, together with that portion of Parcel 3, in said City, County and State, as shown on Parcel Map No. 1714, filed in Book 24 Page 89 of Parcel Maps, in said Recorder’s Office, described as a whole as follows:

Beginning at a point in the Northerly line of said Northeast quarter, distant North 89° 47' 00" East 627.80 feet thereon from the Northwest corner of said Northeast quarter; thence South 00° 11' 00" East 40.00 feet to the intersection with the Southerly line of the Northerly 40.00 feet of said Northeast quarter, said Intersection being the True point of beginning; thence continuing South 00° 11' 00" East 463.00 feet to the most Southerly line of said Parcel 3; thence along the boundaries of said Parcel 3, as follows: South 89" 47' 00" West 80.16 feet, North 00° 12' 30" West 18.00 feet and South 89° 47' 00" West 177.39 feet to the Northeast corner of Parcel 1 of said Parcel Map No. 1714; thence along the prolongation of the Easterly line of said Parcel 1, North 00° 12' 43" West 25.00 feet to the Northerly line of said Parcel 3; thence along said Northerly line South 89° 47' 00" West 340.00 feet to a line that is parallel with and distant 30.00 feet Easterly measured at right angles from Westerly line of said Northeast quarter; thence along said parallel line North 00° 12' 43" West 420.00 feet to the Southerly line of the Northerly 40.00 feet of said Northeast quarter; thence along said Southerly line North 89° 47' 00" East 597.78 feet to the True point of beginning.

Parcel B:

That portion of Parcel 2, in the City of El Segundo, County of Los Angeles, State of California, as shown on Parcel Map No. 1714, filed in Book 24 Page 89 of Parcel Maps, in the office of the County Recorder of said County, described as follows:

Beginning at the Northeast corner of Parcel 1 of said Parcel Map No. 1714; thence along the boundaries of Parcel 3 of said Parcel Map No. 1714, as follows: North 89° 47' 00" East 177.39 feet and South 00° 12' 30" East 18.00 feet; thence leaving said boundaries, South 89° 47' 00" West 47.40 feet to the beginning of a tangent curve concave Southeasterly and having a radius of 30.00 feet;

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT A-2-4

thence Southwesterly along said curve through central angle of 90° 00' 00", an arc distance of 47.12 feet; thence tangent to said curvet South 00°13' 00" East 22.00 feet; thence South 89° 47' 00" West 100.00 feet to the Easterly line of Parcel 1 of said Parcel Map No. 1714; thence along said Easterly line North 00° 12' 43" West 70.00 feet to the point of beginning.

Parcel C:

1) An easement for Ingress and egress and incidental purposes affecting the following described land:

That portion of the Northeast quarter of Section 7, Township 3 South, Range 14 West, in the Rancho Sausal Redondo in the City of El Segundo, County of Los Angeles, State of California, as per map recorded in Book 70 Page(s) 97 and 98 of Miscellaneous Records, in the office of the County Recorder of said County, described as follows:

Beginning at a point on the Northerly line of said Northeast quarter, distant North 89° 47' 00" East 627.80 feet thereon from the Northwest corner of said Northeast quarter; thence South 00° 11' 00" East 40.00 feet to the Intersection with the Southerly line of the Northerly 40.00 feet of said Northeast quarter said intersection being the True point of beginning; thence continuing South 00° 11' 00" East 420.00 feet; thence North 11° 47' 00" East 168.80 feet to a point on a line parallel with and distant Easterly 35.00 feet, measured at right angles from said hereinbefore mentioned line bearing South 00° 11' 00" East; thence North 00° 11' 00" West 237.97 feet along said parallel line to the beginning of a non-tangent curve concave Southeasterly having a radius of 25.00 feet and to which beginning a radial line bears North 76° 21' 02" West; thence Northeasterly 22.92 feet along said curve through a central angle of 52° 31' 52" to its intersection with said Southerly line of the Northerly 40.00 feet of said Northeast quarter; thence along said Southerly line South 89° 47' 00" West 49.25 feet back to the True point of beginning.

2) An easement for drainage and incidental purposes affecting the following described land:

That portion of Parcel 3, in the City of El Segundo, County of Los Angeles, State of California, as shown on Parcel Map No. 1714 filed in Book 24 Page 89 of Parcel Maps, in the office of the County Recorder of said County, described as follows:

Beginning at a point in the Northerly line of the Northeast quarter of Section 7, Township 3 South, Range 14 West, in the Rancho Sausal Redondo, in said County, as per map recorded in Book 70 Page(s) 97 and 98 of Miscellaneous Records, in the office of the County Recorder of said County, distant North 89° 47' 00" East 627.80 feet thereon from the Northwest corner of said Northeast quarter; thence South 00° 11' 00" East 503.00 feet to the most Southerly line of said Parcel 3; thence North 00° 11' 00" West 0.75 feet to the True point of beginning; thence North 00° 11' 00" West 2.90 feet; thence North 73° 36' 50" East 15.62 feet to a point on a line parallel with and distant Northerly 8.00 feet measured at right angles from said Southerly line of Parcel 3; thence along said parallel line North 89° 47' 00" East 419.17 feet; thence South 00° 13' 00" East 2.38 feet to Point "A"; thence continuing South 00° 13' 00" East 4.87 feet to a point on a line parallel with and distant Northerly

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT A-2-4

0.75 feet measured at right angles from said Southerly line of Parcel 3; thence along said parallel line South 89° 47' 00" West 434.18 feet back to the True point of beginning.

Together with a strip of land 3.00 feet wide over said Parcel 3, the centerline of which is described as follows:

Beginning at the hereinabove described Point "A"; thence North 83° 50' 00" East 157.62 feet; thence North 25° 03' 00" East 16.23 feet to the Westerly line of Douglas Street, 150.00 feet wide the side lines of said 3.00 foot strip of land to be extended or shortened to meet at angle points and to terminate at said Westerly line of Douglas Street and to terminate on a line bearing South 00° 13' DO" East and North 00° 13' DO" West from the hereinabove described Point "A".

3) An easement for sewer pipe line and incidental purposes affecting the following described land:

A strip of land 10.00 feet wide over that portion of the Northeast quarter of Section 7, Township 3 South, Range 14 West, in the Rancho Sausal Redondo, in the City of El Segundo, County of Los Angeles, State of California, as per map recorded in Book 70 Page(s) 97 and 98 of Miscellaneous Records, in the office of the County Recorder of said County, together with that portion of Parcel 3, in said City, as shown on Parcel Map No. 1714, filed in Book 24 Page 89 of Parcel Maps, in said Recorder’s Office the centerline of which is described as follows:

Beginning at a point in the Northerly line of said Northeast quarter, distant North 89° 47' 00" East 627.80 feet thereon from the Northwest corner of said Northeast quarter; thence along Line "A", South 00° 11' 00" East 503.00 feet to the most Southerly line of said Parcel 3; thence along the Southerly line of said Parcel 3, North 89° 47' 00" East 16.83 feet to the True point of beginning; thence North 23° 00' 30" West 43.39 feet to a point on hereinabove described Line "A", distant Northerly along said line 40.00 feet from said Southerly line of Parcel 3. The side lines of said 10 foot strip of land to be extended or shortened to terminate at said Southerly line of Parcel 3 and at hereinabove described Line "A". Together with the Southerly 4.00 feet of said Parcel 3, except that portion lying West of the hereinabove described Line "A".

4) An easement for a traffic signal and incidental purposes affecting the following described land:

That portion of the Northeast quarter of Section 7, Township 3 South, Range 14 West, in the
Rancho Sausal Redondo, in the City of El Segundo, County of Los Angeles, State of California, as per map recorded in Book 70 Page(s) 97 and 98 of Miscellaneous Records, in the office of the County Recorder of said County, described as follows:

Beginning at a point In the Northerly line of said Northeast quarter, distant North 89° 47' 00" East 627.80 feet thereon from the Northwest corner of said Northeast quarter; thence South 00° 11' 00" East 62.33 feet to the True point of beginning; thence North 86° 00' 00" East 29.97 feet; thence North 04° 00' 00" West 5.00 feet; thence North 86° 00' 00" East 12.00 feet; thence South 04° 00' 00" East 15.00 feet; thence South 86° 00' 00" West 42.64 feet to a point on a line bearing South 00°

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT A-2-4

11' 00" East from the point of beginning; thence North 00° 11' 00" West 10.02 feet back to the True point of beginning.

Assessor's Parcel Number: 4138-004-012, 4138-004-014

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT A-2-4

EXHIBIT B
SERVICE CONTRACTS

ONE WILSHIRE SERVICE CONTRACT SCHEDULE

		CONTRACT	CONTRACT	2013 BUDGET
	DATE LAST	START	EXPIRATION	MONTH/YR	CANCELLATION
CONTRACTOR NAME	BID OUT	DATE	DATE	RATE	CLAUSE
Universal Building Maintenance (UBM) Janitorial Services	2012	1/1/2013	01/1/2013 self-renew annually	cost plus	30 days
Universal Protection Services (UPS) - Security Services	2010	5/1/2009	4/30/2010 self-renew annually	cost plus	30 days
Universal Protection Security Systems (UPSS)- Access & CCTV System	2012	8/1/2012	7/31/2013 self-renew annually	$3,450	30 days
DC Environmental & Key Disposal- Waste Management Services	2011	3/1/2012	02/28/2013 self-renew annually	cost plus	30 days
Fenn Termite and Pest Control	2012	12/1/2012	12/31/12 self-renew annually	$60.00/mo.	30 days
HSG, Inc.- Window Cleaning	2011	3/1/2012	2/28/2012 self-renew annually	$33,151/yr.	30 days
Skyrider- Window Rig Maintenance	2011	5/1/2011	12/31/2011 self-renew annually	cost plus	30 days
DH Charles Engineering - Exterior Building Maintenance Consultant	2012	6/1/2012	05/31/2013 self-renew annually	$3,250/yr	30 days
Sun Star Building Services - Metal/Stone Maintenance	2010	8/1/2010	7/31/2009 self-renew annually	$14,851.00/qtr.	30 days
Inner Gardens - Interior Landscape	2007	1/17/2008	01/16/2009 MTM	$1054.00/mo.	30 days
Landscaping Exterior-	n/a	n/a	n/a	n/a	n/a
Thyssen Krupp Elevator - Elevator Maintenance	2008	1/1/2009	12/31/2013	$13,048.00/mo.	30 days
Redhawk - Fire Alarm System (formerly Chubb, formerly Detection Logic)	2008	3/10/10 (start of warranty period)	3/9/2015	Under 5 Year Warranty	Cancellable at any time
TEG/LVI - Asbestos Mgmt. & Disaster Recovery	2010	2/1/2011	3/1/2011 self-renew monthly	As Needed - cost plus	30 days
Sunbelt Controls	2011	2/1/2011	1/31/2012 self-renew annually	$6398.33/yr	30 days

EL SEGUNDO
SERVICE CONTRACT SCHEDULE

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT B-2

		CONTRACT	CONTRACT	2013 BUDGET
	DATE LAST	START	EXPIRATION	MONTH/YR	CANCELLATION
CONTRACTOR NAME	BID OUT	DATE	DATE	RATE	CLAUSE
ValleyCrest Landscape Maintenance, Inc.	2009	1/1/2009	12/31/2009 self-renew annually	$22,175/yr	30 days
LVI Services Inc. - Disaster Recovery	2011	5/1/2011	5/31/2011 self-renew monthly	As Needed - cost plus	30 days

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT B-2

EXHIBIT C-1
MAJOR TENANTS
El Segundo Property

Raytheon Company

DirecTV, Inc.

One Wilshire Property

Core Site One Wilshire, LLC

Musick, Peeler & Garrett LLP

Crowell, Weedon & Co.

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-1-1

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE
[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to the Tenant.]
From:
(“Tenant”)
To:
1, and its successors and assigns (“Purchaser”) and present and future lenders providing financing to Purchaser with respect to the Building and related property (“Lender”)

and
_________________________________________________________(LANDLORD ENTITY)
Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of __________________________________________________ (the “Building”).
Tenant hereby certifies to Landlord, Purchaser, and Lender as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered, amended, or supplemented except by the documents listed on Annex I attached hereto. All guaranties of the Lease which remain in effect are listed on Annex I attached hereto.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.
3.    Tenant commenced payment of Rent under the Lease on _______________. The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable

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to operating expenses and real estate taxes. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance. All reconciliations of actual taxes and operating expenses for calendar year 2012 and all previous calendar years with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.
4.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.     Tenant is not entitled to any concession, rebate, allowance, partial rent or free rent for any period after this Certificate, except as follows: ___________________.
7.    Tenant has accepted and is presently occupying the Premises. The Premises have been completed and all construction obligations of Landlord have been performed in accordance with the terms of the Lease.
8.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property or to terminate its lease prior to the expiration thereof or to give-back or contract any of its space, except in each case as provided in the Lease. [Raytheon Estoppel only - Except as set forth in Paragraphs 3.2, 3.5 and 3.6 of the Lease (as amended), Tenant has no right to purchase the Property, or outstanding options, rights of first refusal or rights of first offer to purchase the Property or any part thereof or property of which the Property are a part, or any part thereof.]
9.    Tenant has paid to Landlord a security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________.
10.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except as follows: __________.
11.    Tenant has no right to extend the term of the Lease or expand the Premises, except as provided in the Lease.
12.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and Lender and its successors, participants, assigns and transferees any rating agency or trustee involved in a

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

securitization of one or more loans made by a Lender, and any servicer of any such loan (collectively, the “Reliance Parties”) will, and will be entitled to, rely on the truth of this Certificate. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.
13.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.
14.    Tenant’s [Proportionate Share of Basic Cost] is ________%.
15.    Tenant is entitled to the use of [__________] reserved and [___________] unreserved parking spaces in the Building’s parking facilities.
16.    To Tenant’s knowledge, Landlord is not required to pay any brokerage commission or finder’s fee to any party with respect to the Lease which has not been paid.
17.    [Raytheon Estoppel only – Tenant hereby approves of Hines Interests Limited Partnership to act as Management Company (as defined in the Lease) in accordance with Section 2.5(a) of the Lease.]
18.    [Raytheon Estoppel only - Tenant acknowledges and confirms that at the time of Tenant’s merger with Hughes Aircraft Company (“Hughes”) and in accordance with Paragraph 7.4 of the Lease, Tenant assumed all obligations, covenants and responsibilities of Hughes under any and all instruments executed by Hughes relating to the Property and the Lease.]
19.    [Raytheon Estoppel only - Tenant received that certain Letter dated April ___, 2013 of Landlord’s intent to sell the Property in satisfaction of the requirements contained in Section 3.6 of the Lease (as amended) (the “Notice”), and Tenant did not exercise its rights set forth in Section 3.6 of the Lease (as amended) in response to such Notice.]
20.    [Raytheon Lender Provision - If, pursuant to the Lease, Tenant shall offer to purchase the Building (or any part thereof or any award payable in connection with a taking thereof or any insurance proceeds payable with a loss or destruction thereof), notice of acceptance of any such offer shall be deemed validly given for all purposes if given by the Lender to Tenant pursuant to the terms of the Lease and notice by Lessor under such Lease of the acceptance or rejection of any such offer shall be void unless accompanied by the written consent of the Lender. If Tenant shall become obligated to purchase the Building (or any part thereof or any award payable in connection with a taking thereof or any insurance proceeds payable in connection with a loss or destruction thereof) pursuant to any provision of the Lease, Tenant will accept a deed and other instruments conveying and transferring such Building (or any part thereof or any such award or proceeds) which are executed and delivered by the Lender as being in compliance with the provisions of the Lease; provided that said deed and other instruments shall otherwise be in compliance with the provisions of the Lease and that title to the Building which is required to be transferred pursuant to such Lease is in fact transferred.]

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

21.    [Raytheon Lender Provision - Tenant acknowledges and confirms that for purposes of Paragraph 6.2(d) of the Lease that Lender and any successor or assign shall be recognized by Tenant as “Institutional Investors”.]
22.    [Raytheon Lender Provision - Tenant acknowledges and confirms that Lender and its beneficiaries, successors and assigns, as assignees of Lessor’s interest in this Lease, shall be recognized as “Indemnified Parties” as defined in Paragraph 2.4 of the Lease.]

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

EXECUTED on this _____ day of ____________, 2013.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

[ ADD FOLLOWING FOR LEASES WITH GUARANTIES]

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

The undersigned hereby certifies to the Reliance Parties, as follows: (i) the statements of Tenant set forth in this Tenant Estoppel Certificate are true and correct, (ii) the guaranties set forth on Annex I attached hereto made by the undersigned in favor of Landlord (“Guaranty”) is in full force and effect; (iii) the Guaranty has not been amended, modified, supplemented or assigned except as may be set forth on Annex I attached hereto; (v) the undersigned claims no defense as to its obligations under the Guaranty; and (vi) there has not been filed by or against the undersigned a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to the undersigned. The foregoing certification is made with the knowledge that Purchaser may purchase the Building from Landlord, and that the Reliance Parties are relying upon the certifications herein made.
EXECUTED on this _____ day of ____________, 2013.
“GUARANTOR”

By:    ____________________________________

Name:     ____________________________________
Title: ____________________________________

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

ANNEX I

AMENDMENTS AND GUARANTEES

DAL02:624104.4 LEGAL_US_W # 74790953.14	EXHIBIT C-2-7

EXHIBIT C-3

FORM OF SELLER ESTOPPEL CERTIFICATE
From:
(“Seller”)
To:
1, and its successors and assigns (“Purchaser”) and present and future lenders providing financing to Purchaser with respect to the Building and related property (“Lender”)
Lease:        Lease dated ____________, _____ between Seller or Seller’s predecessor in interest and ______________ (“Tenant”), covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of __________________________________________________ (the “Building”).
Seller hereby certifies to Landlord, Purchaser, and Lender as follows:
1.    To Seller’s knowledge, the Lease is in full force and effect and is the only lease, agreement or understanding between Seller and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered, amended, or supplemented except by the documents listed on Annex I attached hereto. To Seller’s knowledge, all guaranties of the Lease which remain in effect are listed on Annex I attached hereto.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.
3.    Tenant commenced payment of Rent under the Lease on _______________. The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable to operating expenses and real estate taxes. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance. All reconciliations of actual taxes and operating expenses for calendar year 2012 and all previous calendar years with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.

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4.    As of the date of this Certificate, (i) to Seller’s knowledge, Seller is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Seller, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) to Seller’s knowledge Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Seller, or both, would constitute such a default.
5.    As of the date of this Certificate, to Seller’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.     Tenant is not entitled to any concession, rebate, allowance, partial rent or free rent for any period after this Certificate, except as follows: ___________________.
7.    Tenant has accepted and is presently occupying the Premises. The Premises have been completed and all construction obligations of Seller have been performed in accordance with the terms of the Lease.
8.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property or to terminate its lease prior to the expiration thereof or to give-back or contract any of its space, except in each case as provided in the Lease.
9.    Tenant has paid to Seller a security deposit in the amount of $___________. Tenant has delivered to Seller a security deposit in the form of a letter of credit in the amount of $________.
10.    To Seller’s knowledge, Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except as follows: __________.
11.    Tenant has no right to extend the term of the Lease or expand the Premises, except as provided in the Lease.
12.    Seller understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Seller agrees that Purchaser and Lender and its successors, participants, assigns and transferees any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and any servicer of any such loan (collectively, the “Reliance Parties”) will, and will be entitled to, rely on the truth of this Certificate.
13.    The party executing this document on behalf of Seller represents that he/she has been authorized to do so on behalf of Seller.

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EXHIBIT C-4

REA ESTOPPEL CERTIFICATE

OWNER: Kilroy Realty Finance Partnership P.O. Box 64733 Los Angeles, California 90064-0733 Attention: General Counsel	SELLER: Hines REIT El Segundo LP c/o Hines Interests Limited Partnership 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056 Attention: Sherri Schugart
BUYER: GI TC Imperial Highway, LLC c/o GI Partners 2180 Sand Hill Road, Suite 210 Menlo Park, California 94025 Attention: Alexander Fraser

___________, 2013

Re:
Seller (as successor-in-interest to Kilroy Industries, a California corporation) and Owner (as successor-in-interest to John B. Kilroy, Jr., an individual dba Kilroy Airport Center – LAX and Kilroy Airport Associates, a California general partnership (“KAA”)), are parties to that certain Grant of Perpetual Common Easement, dated June 28, 1982, and recorded as of June 29, 1982 as Instrument No. 82-763133 in the Official Records of Los Angeles County, California (the "Official Records"), as amended by that certain Amendment No. 1 to Grant of Perpetual Common Easement and Quitclaim and Release, dated December 21, 1983, and recorded as of December 28, 1983 in the Official Records (as amended, the “Original Easement”), and Seller (as successor-in-interest to Kilroy Industries, a California corporation), and Owner (as successor-in-interest to KAA), are also parties to that certain Mutual Grant of Easements and Maintenance Agreement, dated December 21, 1983, and recorded as of December 23, 1983 as Instrument No. 83-1528551 in the Official Records (together with the Original Easement, the “Agreements”), with respect to certain property located on E. Imperial Highway, El Segundo, California and more particularly described in the Agreements (the “Property”). Initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreements.

Ladies and Gentlemen:

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The undersigned, Owner, is the owner of the KAA Parcel of the Property, and Seller is the owner of the Kilroy Parcel of the Property, which collectively make up the Property. The undersigned understands that Buyer intends to purchase the Kilroy Parcel from Seller. The undersigned does hereby certify to you as follows:
1.     A true, correct and complete copy of the Agreements are attached hereto as Exhibit A and, except as described above, there are no other amendments, modifications or supplements to the Agreements, whether oral or written and the Agreements are in full force and effect. The Agreements constitute the entire agreement between the parties related to the Property.
2.     The undersigned has not delivered any notice of default under the Agreements and to the best of the undersigned's knowledge, there are not any existing defaults under the Agreements or defenses against the enforcement of any obligations under the Agreements.
3.     To the best of the undersigned’s knowledge all obligations, including maintenance and repair obligations under the Agreements to be performed as of the date hereof have been fully satisfied.
4.     Each individual executing this Estoppel Certificate on behalf of the undersigned hereby represents and warrants that the undersigned is a duly formed and validly existing entity qualified to do business in California and that the undersigned has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of the undersigned is authorized to do so.
5.     The truth and accuracy of the certifications contained herein may be relied upon by (i) Seller, (ii) Buyer, (iii) each lender (“Lender”) of Seller or Buyer, and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon the undersigned and its successors and assigns, and inure to the benefit of the Reliance Parties.

Dated:___________ __, 2013    Kilroy Realty Finance Partnership

By:
Name:
Its:

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Exhibit A to Exhibit C
Agreements
[TO BE ATTACHED]

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EXHIBIT C-5

CORESITE ESTOPPEL CERTIFICATE

[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to the Tenant.]
From:
CoreSite One Wilshire, L.L.C., a Delaware limited liability company (“Tenant”)
To:
GI TC One Wilshire, LLC, and its successors and assigns (“Purchaser”) and present and future lenders providing financing to Purchaser with respect to the Building and related property (“Lender”)
and
Hines REIT One Wilshire LP, a Delaware limited partnership (“Landlord”)
Lease:        (i) Lease dated August 1, 2007 between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”); (ii) Sublease dated August 1, 2007 between Hines REIT One Wilshire Services, Inc., a Delaware corporation (“Sub-Landlord”) and Tenant (the “Sublease”) covering the Sublease Premises (as defined below); and (iii) Service Provider Agreement dated August 1, 2007 between Tenant and Sub-Landlord, as amended by First Amendment to Service Provider Agreement dated October 1, 2008 by and between Tenant and Sub-Landlord (the “Service Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease, Sublease and the Service Agreement, as applicable.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Sublease) (the “Sublease Premises”), located in the building having an address of _________________________________ (the “Building”).
Tenant hereby certifies to Landlord, Sub-Landlord, Purchaser, and Lender as follows:
1.    Tenant is (i) the current Tenant under the Lease and (ii) the current subtenant under the Sublease. The Lease, Sublease and Service Agreement are all in full force and effect and are the only agreements between Landlord, Sub- Landlord and Tenant affecting the Premises and the Sublease Premises and any rights to parking. The Lease, Sublease and Service Agreement have not been modified, altered, amended, or supplemented except by the documents listed on Annex I attached hereto.
2.    The Commencement Date of the Lease, Sublease and Service Agreement occurred on August 1, 2007. The Expiration Date of the Lease will occur on ________________.

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The Expiration Date of the Sublease will occur on ________________. The Service Agreement terminates upon __________.
3.    (A) Tenant commenced payment of Rent under the Lease on _______________. The annual Base Rent under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as Additional Rent, Tenant’s Share of the annual Direct Expenses in excess of the amount of Direct Expenses applicable to the Base Year (all as defined in the Lease), which for the current year consists of $__________ per month. Tenant has fully paid all Base Rent, Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance. All reconciliations of actual taxes and operating expenses for calendar year 2012 and all previous calendar years with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.
(B)    Tenant commenced payment of Rent under the Sublease on _______________. The annual Base Rent under the Sublease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as Additional Rent, Tenant’s Share of the annual Direct Expenses in excess of the amount of Direct Expenses applicable to the Base Year (as defined in the Sublease), which for the current year consists of $__________ per month. Tenant has fully paid all Base Rent, Additional Rent and other sums due and payable under the Sublease on or before the date of this Certificate and Tenant has not paid any Rent more than one month in advance. All reconciliations of actual taxes and operating expenses for calendar year 2012 and all previous calendar years with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.
4.    As of the date of this Certificate: (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default, (iii) to Tenant’s knowledge, Sub-Landlord is not in default under any of the terms, conditions or covenants of the Sublease to be performed or complied with by Sub-Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, (iv) Tenant is not in default under any of the terms, conditions or covenants of the Sublease, to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Sub-Landlord, or both, would constitute such a default, (v) to Tenant’s knowledge, Sub-Landlord is not in default under any of the terms, conditions or covenants of the Service Agreement to be performed or complied with by Sub-Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (vi) Tenant is not in default under any of the terms, conditions or covenants of the Service Agreement, or the underlying agreements referenced therein, to be performed or complied with by Tenant, and

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no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Sub-Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease, Sublease or Service Agreement, or against the performance of any other of Tenant’s obligations under the Lease, Sublease or Service Agreement.
6.     Tenant is not entitled to any concession, rebate, allowance, partial rent or free rent under the Lease or Sublease for any period after this Certificate, except as follows: ___________________.
7.    Tenant has accepted and is presently occupying the Premises and the Sublease Premises. The Premises and the Sublease Premises have been completed and all construction obligations of Landlord and Sub-Landlord have been performed in accordance with the terms of the Lease, Sublease and Service Agreement.
8.     Tenant has no option or right of first refusal to purchase the Premises or the Sublease Premises. Tenant has no right to lease additional or different space in the Property or to terminate its lease prior to the expiration thereof or to give-back or contract any of its space, except in each case as provided in the Lease, Sublease and Service Agreement.
9.    Tenant has not paid to Landlord a security deposit. Tenant has not delivered to Landlord a security deposit in the form of a letter of credit. Tenant has not paid to Sub-Landlord a security deposit. Tenant has not delivered to Sub-Landlord a security deposit in the form of a letter of credit.
10.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease, Sublease or Service Agreement, or the Premises or the Sublease Premises, except as follows: __________.
11.    Tenant has no right to extend the term of the Lease, Sublease or Service Agreement, or to expand the Premises or the Sublease Premises, except as provided in the Lease, Sublease and Service Agreement.
12.    The Water Suites (as defined in the Service Agreement) and condenser water customers are set forth on Schedule 1, attached hereto.
13.    The current tenant customers to whom Tenant is providing services other than condenser water service under the Service Agreement are set forth on Schedule 2, attached hereto.
14.    Tenant’s [Proportionate Share of Basic Cost] under the Lease is ________%.
15.    Tenant’s [Proportionate Share of Basic Cost] under the Sublease is ________%.

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16.    Tenant is entitled to the use of [__________] reserved and [___________] unreserved parking spaces in the Building’s parking facilities.
17.    To Tenant’s knowledge, Landlord is not required to pay any brokerage commission or finder’s fee to any party with respect to the Lease or the Sublease which has not been paid.
18.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and Lender and its successors, participants, assigns and transferees any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and any servicer of any such loan (collectively, the “Reliance Parties”) will, and will be entitled to, rely on the truth of this Certificate. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.
19.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

DAL02:624104.4 LEGAL_US_W # 74790953.14	4

EXECUTED on this _____ day of ____________, 2013.
“TENANT”

CoreSite One Wilshire, L.L.C.,
a Delaware limited liability company

By:    ____________________________________
Name:     ____________________________________
Title: ____________________________________

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ANNEX I

AMENDMENTS AND GUARANTEES

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EXHIBIT D
COMMISSION AGREEMENTS

None.

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EXHIBIT E
DISCLOSURE SCHEDULE

1.    Legal Actions

None.

2.    Default Notices Sent to Tenants That Remain Uncured

TCast Communications, Inc.
PacWest Telecomm, Inc.
Miracle Communications, Inc.

3.    Default Notices Received from Tenants That Remain Uncured

None.

4.    Rent Prepaid More Than Thirty (30) Days in Advance

None.

5.    Notice Received Regarding Tenant Termination Rights Exercised

None.

6.    Notices Received Regarding Tenant Insolvencies

TCast Communications, Inc.
PacWest Telecomm, Inc.

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EXHIBIT G
LEASING COSTS
One Wilshire

Leasing Costs
Tenant	Seller Cost	Buyer Cost	Remark	Comments
Pac-West	139,405.16		Pac-West-Refurb Allowance
Transaction Network Services	10,000.00		TNS-TT Allowance
Crowell Weedon		15,000.00	Crowell-Reduct Prem Allowance	Allowance period (04/20/12 - 12/31/12) - Amdmt Section 3(c)
Crowell Weedon		897,980.00	Crowell-Second Cash Allowance	Due to tenant between 01/01/14 - 01/31/14 - Amdmt Section 7
Crowell Weedon		1,571,465.00	Crowell-TT Allowance	Allowance period (04/20/12 - 12/31/13) - Amdmt Section 8(b)
Musick Peeler		3,699,191.56	MPG-Cash Allowance	1/3 due 12/15/18; 1/3 due 1/15/19; final due 1/15/20
Musick Peeler		532,375.00	MPG-Refurb Allowance	Allowance period (11/01/18-04/30/20)

El Segundo

Leasing Costs
Tenant	Seller Cost	Buyer Cost	Remark	Comments
Direct TV	286,303.77		Original lease allowance	Expires on 12/31/2013
Direct TV	4,060,000.00		Base building allowance
Direct TV	8,712,876.90		Tenant improvement allowance

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EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
HINES REIT __________________, a Delaware limited partnership, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    Seller’s right, title, and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property located in or used exclusively in connection with the ownership or operation of the real property described on Exhibit A attached hereto and made a part hereof for all purposes and the improvements located thereon (the “Real Property”) (the “Personal Property”), but specifically excluding (i) items of personal property owned by tenants (each a “Tenant”) of the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller;
(c)    All of Seller’s right, title and interest, as lessor, under the leases, rental agreements, occupancy agreements and license agreements, and the amendments, modifications and supplements thereto and guaranties thereof set forth on Exhibit B attached hereto (“Tenant Leases”), together with all refundable security deposits (“Tenant Deposits”) of Tenants held by Seller as listed on Exhibit C attached hereto;
(d)    All of Seller’s right, title, and interest under all the service contracts, maintenance contracts, equipment leasing agreements, warranties, guaranties, bonds, leasing agreements, leasing commission agreements and other contracts for the provision of labor, services, materials or supplies relating to the Real Property set forth on Exhibit D attached hereto (the “Service Contracts”);
(e)    Any and all of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps, development rights and entitlements issued, approved or granted in connection with the Real Property, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(f)    Any and all of Seller’s right, title and interest in and to all (i) trade names, trademarks, logos, and service marks (in each case, if any) owned by Seller and utilized by Seller solely in connection with the operation of the Real Property (other than the names or variations thereof of Seller, its affiliates, the property manager and Tenants), including, without limitation, the name “One Wilshire, (ii) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Real Property, and (iii) books, records, plans and specifications and other similar documents (if any) applicable to the Real Property, to the extent assignable without the necessity of consent or

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assignable only with consent and such consent has been obtained (collectively, the “Intangible Property Rights”).
The Personal Property, Tenant Leases, Tenant Deposits, Service Contracts, Licenses and Permits and Intangible Property Rights are hereinafter collectively referred to as the “Property.”
Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN [_____________], [______________] AND [_____________], AMONG OTHERS, DATED _____________, 2013, AS AMENDED BY [_____________] REGARDING THE PROPERTY (the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Tenant Leases, and Licenses and Permits assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof (except any broker commissions identified in the Tenant Leases), (ii) all obligations and covenants of Seller under the Tenant Leases, Service Contracts, and the Licenses and Permits assigned to Purchaser relating to the physical or environmental condition of the Real Property and Property, regardless of whether such obligations arise before or after the date hereof (provided, this clause (ii) shall not limit Sellers’ representations, warranties and covenants expressly set forth in the Purchase Agreement, as limited by Section 16.1 of the Purchase Agreement), and (iii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property to the extent set forth in Section 10.4(e) of the Purchase Agreement.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature

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for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

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EXECUTED as of the ______ day of _______________, 2013.
SELLER:

HINES __________________ LP,

a Delaware limited partnership

By: Hines _____________________ GP
LLC,
a Delaware limited liability
company
its general partner

        By: ___________________________

        Name: ________________________

        Title: __________________________

PURCHASER:
,
a
By:
Name:
Title:

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EXHIBIT I
FORM OF GRANT DEED

Recording Requested by and

When Recorded Return to:
_______________________

_______________________
_______________________
_______________________

THE UNDERSIGNED GRANTOR DECLARES:
DOCUMENTARY TRANSFER TAX NOT SHOWN PURSUANT TO
SECTION 11932 OF THE REVENUE AND TAXATION CODE, AS AMENDED
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HINES ________________________ LP, a Delaware limited partnership, (“Grantor”), hereby grants to _____________________, a __________________________ (“Grantee”), the real property located in the City of ___________, County of __________, State of California, described on Exhibit A attached hereto and made a part hereof (the “Property”), together with all buildings, structures, fixtures and improvements situated thereon and all of Grantor’s right, title and interest to all streets, alleys and right-of-ways which abut such Property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such Property.

This Grant Deed is made and accepted subject to the following: (a) all liens, encumbrances, easements, covenants, conditions, restrictions and other matters of record; (b) all matters which correct surveys of the Property would disclose; (c) all matters which could be ascertained by a physical inspection of the Property; (d) interests of parties in possession under existing leases at the Property as tenants thereunder; (e) a lien not yet delinquent for taxes for real property and personal property, and any non-delinquent general or special assessments against the Property; and (f) building and zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Properties.
Dated as of __________________, 2013.

DAL02:624104.4 LEGAL_US_W # 74790953.14	1

HINES _______________________ LP,

a Delaware limited partnership

By:    Hines ______________ GP LLC,
a Delaware limited liability company,
its general partner
By: ___________________________
Name: ________________________
Title: __________________________

DAL02:624104.4 LEGAL_US_W # 74790953.14	2

ACKNOWLEDGMENT
State of California    )
County of     )
On _________________________, before me,     ,
(insert name of notary)
Notary Public, personally appeared     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                                (Seal)

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EXHIBIT J
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES _____________________ LP, a Delaware limited partnership, (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

DAL02:624104.4    EXHIBIT J-1
LEGAL_US_W # 74790953.14

TRANSFEROR:

HINES _______________________ LP,
a Delaware limited partnership

By: Hines ___________________ GP
LLC,
a Delaware limited liability
company
its general partner

    By: ___________________________

    Name: ________________________

    Title: __________________________

DAL02:624104.4    EXHIBIT J-2
LEGAL_US_W # 74790953.14

EXHIBIT K
AGED ACCOUNTS RECEIVABLE
(attached)

DAL02:624104.4    EXHIBIT K-1
LEGAL_US_W # 74790953.14

EXHIBIT L
LEASED PROPERTY
One Wilshire

9. Lessors Name	Address	Type	Lease Start	Lease ter,	Annual Rent
Pitney Bowes Global Financial	P.O. Box 371887 Pittsburgh, PA 15250-7887	Leased Equip	Dec-12	36 months	240.00
Toshiba American Business Solutions, Inc.	2 Musick, Irvine, CA 92618	Leased Equip	Apr-12	36 months	2,546.16
El Segundo
None.

DAL02:624104.4    EXHIBIT L-1
LEGAL_US_W # 74790953.14

EXHIBIT M
ASSIGNMENT OF AGREEMENTS

HINES REIT __________________, a Delaware limited partnership, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser all of Seller’s right, title and interest, as lessor, under the agreements, and the amendments, modifications and supplements thereto and guaranties thereof set forth on Exhibit A attached hereto (the “Assigned Agreements”).
Seller has executed this Assignment of Agreements (this “Assignment”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Assigned Agreements and Purchaser has accepted this Assignment and purchased the Assigned Agreements AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN [_____________], [______________] AND [_____________], AMONG OTHERS, DATED _____________, 2013, AS AMENDED BY [_____________] REGARDING THE PROPERTY (the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Assigned Agreements assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof (except any broker commissions identified in the Assigned Agreements), (ii) all obligations and covenants of Seller under the Assigned Agreements assigned to Purchaser relating to the physical or environmental condition of the Real Property (as defined in the Purchase Agreement), Improvements (as defined in the Purchase Agreement) and Assigned Agreements, regardless of whether such obligations arise before or after the date hereof (provided, this clause (ii) shall not limit Sellers’ representations, warranties and covenants expressly set forth in the Purchase Agreement, as limited by Section 16.1 of the Purchase Agreement), and

DAL02:624104.4    EXHIBIT M-1
LEGAL_US_W # 74790953.14

(iii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and the Improvements to the extent set forth in Section 10.4(e) of the Purchase Agreement.
To facilitate execution of this Assignment, this Assignment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Assignment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

DAL02:624104.4    EXHIBIT M-2
LEGAL_US_W # 74790953.14

EXECUTED as of the ______ day of _______________, 2013.
SELLER:

HINES __________________ LP,

a Delaware limited partnership

By: Hines _____________________ GP
LLC,
a Delaware limited liability
company
its general partner

        By: ___________________________

        Name: ________________________

        Title: __________________________

PURCHASER:
,
a
By:
Name:
Title:

DAL02:624104.4    EXHIBIT M-3
LEGAL_US_W # 74790953.14

EXHIBIT N
SCHEDULE OF 2013 CAPITAL EXPENDITURES
(attached)

DAL02:624104.4        EXHIBIT N-1
LEGAL_US_W # 74790953.14

	Description of Improvement	2013 Projected Amount	Amount Paid to Date *	Balance to be Paid

1	Elevator Modernization (Cab Interiors)	$120,000	$0	$120,000
2	Replacement of Electrical Riser U-2A, New 2 MW Standby Generator, Spare Transformer, Associated Main U2 Switchboard Work	$809,518	$290,304	$519,214
3	Install Cooling Towers and Condenser Water Loop for Telecom Support on Floors 3-18	$1,474,629	$0	$1,474,629
4	Replace 30th Floor Domestic Water Pump System to improve reliability and add redundancy for critical HVAC make-up	$265,000	$0	$265,000
5	Engineering For 4th and 30th Floor Air Handler Replacements	$13,150	$0	$13,150
6	Replace 30th Floor Air Handlers with New, Downsized Fans to Reflect Reduced HVAC Loads (Also Addresses Failed Coils on Existing Fans)	$900,000	$0	$900,000
7	Replace 4th Floor Air Handlers to Address Failed Coils of Existing Fans (Downsized Fans Will Result in Reclaimed Space on 4th Floor and in Air Shaft)	$650,000	$0	$650,000
8	U3 Switchgear Modifications & Upgrades	$400,000	$0	$400,000
9	Mechanical engineer/consultant to analyze and make recommendation for base-building chiller replacements and Refrigerant Mgmt	$10,000	$0	$10,000
10	Seismic Anchoring/Bracing of Main Electrical Switchgear	$200,000	$0	$200,000
11	Seismic Anchoring/Bracing of Mechanical Equipment-Engineering in 2013. Project in 2014	$10,000	$0	$10,000

	Subtotal	$4,852,297	$290,304	$4,561,993

	Less: Amount Included in Argus Model Assuming a 07/01/13 Close	(1,723,199$)	$0	(1,723,199$)

	ESTIMATED Amount Prorated to Buyer	$3,129,098	$290,304	$2,838,794

*	To be reconciled to actual payments at CLOSE.

DAL02:624104.4    EXHIBIT N